      As filed with the Securities and Exchange Commission on May 15, 2002
                                                      Registration No.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                           Lyondell Chemical Company*
             (Exact name of registrant as specified in its charter)

         Delaware*       One Houston Center, Suite 700      95-4160558*
      (State or other         1221 McKinney Street       (I.R.S. Employer
       jurisdiction           Houston, Texas 77010      Identification No.)
    of incorporation or
       organization)

                                 (713) 652-7200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Kerry A. Galvin
              Senior Vice President, General Counsel and Secretary
                         One Houston Center, Suite 700
                              1221 McKinney Street
                              Houston, Texas 77010
                                 (713) 652-7200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                    Copy to:

                               Stephen A. Massad
                               Baker Botts L.L.P.
                              3000 One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995
                                 (713) 229-1234
                              Fax: (713) 229-1522

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE


                                      Proposed maximum
      Title of each class of      aggregate offering price      Amount of
   securities to be registered            (1), (2)         registration fee (9)
-------------------------------------------------------------------------------
  Senior Secured and Senior
   Unsecured Debt Securities and
   Senior and Junior
   Subordinated Debt Securities
   of Lyondell Chemical
   Company......................
-------------------------------------------------------------------------------
  Guarantees of Debt Securities
   and Trust Preferred
   Securities (3)...............
-------------------------------------------------------------------------------
  Preferred Stock, par value
   $.01 per share, of Lyondell
   Chemical Company ............
-------------------------------------------------------------------------------
  Common Stock, par value $1.00
   per share, of Lyondell
   Chemical Company (4)(5) .....
-------------------------------------------------------------------------------
  Warrants of Lyondell Chemical
   Company......................
-------------------------------------------------------------------------------
  Stock Purchase Contracts of
   Lyondell Chemical Company
   (6)..........................
-------------------------------------------------------------------------------
  Securities Purchase Units of
   Lyondell Chemical Company
   (7)..........................
-------------------------------------------------------------------------------
  Trust Preferred Securities of
   Lyondell Trust I, Lyondell
   Trust II and Lyondell Trust
   III..........................
-------------------------------------------------------------------------------
  Junior Subordinated Debt
   Securities of Lyondell
   Chemical Company for issuance
   directly to Lyondell Trust I,
   Lyondell II and Lyondell
   Trust III (8) ...............
-------------------------------------------------------------------------------
  Total (9).....................       $3,335,000,000              $ 0


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement will not exceed $3,335,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock or common stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants and the issue price of any securities issued upon settlement of the stock purchase contracts or securities purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of the initial offering. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There is being registered hereunder such indeterminate principal number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants, stock purchase contracts, securities purchase units and junior subordinated debt securities of Lyondell Chemical Company and trust preferred securities of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange or exercise of any securities registered hereunder, including under any applicable antidilution provisions. No separate consideration will be received for any for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants.

(3) The registrants are also registering under this registration statement all guarantees and other obligations that Lyondell Chemical Company, Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P., Lyondell Trust I, Lyondell Trust II or Lyondell Trust III may have with respect to securities that may be issued by Lyondell Chemical Company, guarantees that may be issued by Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P., or trust preferred securities that may be issued by Lyondell Trust I, Lyondell Trust II and Lyondell Trust III. No separate consideration will be received for the guarantees or any other such obligations.

(4) Includes the associated rights to purchase common stock under the warrants and stock purchase contracts registered hereby and the Rights Agreement dated as of December 8, 1995 between Lyondell Chemical Company and The Bank of New York. No separate consideration is payable for the associated rights to purchase common stock. The registration fee for these securities is included in the fee for the common stock.

(5) Includes an indeterminate number of shares of common stock to be issued by Lyondell Chemical Company upon settlement of the stock purchase contracts.

(6) A stock purchase contract is a contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Lyondell Chemical Company. No separate consideration will be received for the stock purchase contracts.

(7) Each security purchase unit consists of (i) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Lyondell Chemical Company and (ii) either a beneficial interest in trust preferred securities of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III, debt securities of Lyondell Chemical Company or debt obligations of third parties, including U.S. Treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(8) Subordinated debt securities of Lyondell Chemical Company may be issued and sold to Lyondell Trust I, Lyondell Trust II and Lyondell Trust III, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III and the distribution of their assets.

(9) Lyondell Chemical Company, Lyondell Trust I, Lyondell Trust II and Lyondell Trust III previously filed with the Securities and Exchange Commission on July 31, 1998, a registration statement on Form S-3 (Registration No. 333-60429) for the registration of $4,000,000,000 of securities and paid an aggregate filing fee of $1,180,000 in connection therewith. As of the date of this filing, unsold securities having an aggregate initial offering price of $3,335,000,000 remain under such registration statement. The filing fee paid by the registrants in connection with the remaining unsold securities under such prior registration statement, $983,825, is offset, pursuant to Rule 457(p) under the Securities Act, against the filing fee due in connection with this registration statement, $306,820, resulting in a net paid filing fee of $0. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered. Pursuant to Rule 429 under the Securities Act, this registration statement shall act as a post-effective amendment of Lyondell Chemical Company's registration statement on Form S-3 (No. 333-60429), and the prospectuses included herein are combined prospectuses under Rule 429.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        TABLE OF ADDITIONAL REGISTRANTS*

------------------------------------------------------------------------
      Exact Name of Additional
  Registrants as Specified in their     State of      I.R.S. Employer
         Respective Charters          Organization Identification Number
------------------------------------------------------------------------
  Lyondell Chemical Nederland, Ltd.     Delaware        51-0110124
------------------------------------------------------------------------
  ARCO Chemical Technology, Inc.        Delaware        94-2400836
------------------------------------------------------------------------
  ARCO Chemical Technology, L.P.        Delaware        54-1613415
------------------------------------------------------------------------
  Lyondell Trust I                      Delaware        76-0585767
------------------------------------------------------------------------
  Lyondell Trust II                     Delaware        76-6470952
------------------------------------------------------------------------
  Lyondell Trust III                    Delaware        76-6470953


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Debt securities (consisting of senior secured and unsecured debt securities and senior and junior subordinated debt securities), preferred stock, common stock, warrants, stock purchase contracts and securities purchase units of Lyondell Chemical Company, guarantees by Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. of debt securities that may be issued by Lyondell Chemical Company and the guarantee by Lyondell Chemical Company of the subsidiary guarantees that may be issued by Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P.

(2) Trust preferred securities of Lyondell Trust I, Lyondell Trust II or Lyondell Trust III, junior subordinated debt securities, common stock, stock purchase contracts and securities purchase units of Lyondell Chemical Company and guarantees by Lyondell Chemical Company of trust preferred securities that may be issued by Lyondell Trust I, Lyondell Trust II or Lyondell Trust III.

   We may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $3,335,000,000.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, dated May 15, 2002

Prospectus

[LYONDELL LOGO]

Lyondell Chemical Company
One Houston Center, Suite 700
1221 McKinney Street
Houston, Texas 77010
(713) 652-7200

                                 $3,335,000,000

                         Senior Secured Debt Securities
                        Senior Unsecured Debt Securities
                      Senior Subordinated Debt Securities
                      Junior Subordinated Debt Securities
                                Preferred Stock
                                  Common Stock
                                    Warrants
                            Stock Purchase Contracts
                           Securities Purchase Units

                                  -----------

           Guarantees of Debt Securities or Subsidiary Guarantees by:

                           Lyondell Chemical Company
                       Lyondell Chemical Nederland, Ltd.
                         ARCO Chemical Technology, Inc.
                         ARCO Chemical Technology, L.P.

                                  -----------

                                  The Offering

  Consider carefully the Risk Factors     We may offer from time to time:
  beginning on page 4.
                                        . senior secured or senior unsecured
  We will provide additional terms of     debt securities, whether or not
  our securities in one or more           guaranteed by our subsidiaries;
  supplements to this prospectus. You
  should read this prospectus and the   . senior subordinated debt securities,
  related prospectus supplement           whether or not guaranteed by our
  carefully before you invest in our      subsidiaries;
  securities. No person may use this
  prospectus to offer and sell our      . junior subordinated debt securities,
  securities unless a prospectus          whether or not guaranteed by our
  supplement accompanies this             subsidiaries;
  prospectus.
                                        . preferred stock;

                                        . common stock;

                                        . warrants to purchase our common
                                          stock, preferred stock, senior
                                          debt securities or subordinated
                                          debt securities;

                                        . stock purchase contracts; and

                                        . securities purchase units,
                                          consisting of a stock purchase
                                          contract and either our debt
                                          securities or debt obligations
                                          of third parties.

  Our common stock is listed on the New York Stock Exchange under the symbol "LYO."

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

The date of this prospectus is          , 2002.

                               Table of Contents

About This Prospectus.......................................................   2
About Lyondell Chemical Company.............................................   2
The Subsidiary Guarantors...................................................   3
Risk Factors................................................................   4
Forward-Looking Information.................................................  14
Use of Proceeds.............................................................  15
Ratio of Earnings to Fixed Charges..........................................  15
Description of Debt Securities..............................................  16
Description of Capital Stock................................................  28
Market for Common Stock and Common Stock Dividends..........................  33
Description of Warrants.....................................................  34
Description Of Stock Purchase Contracts and Securities Purchase Units.......  34
Plan of Distribution........................................................  35
General Information.........................................................  36
Legal Opinions..............................................................  36
Experts.....................................................................  36
Where You Can Find More Information.........................................  37

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the SEC under a "shelf" registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings with a total initial offering price of up to $3,335,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information this prospectus contains. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the "Where You Can Find More Information" section of this prospectus.

                        ABOUT LYONDELL CHEMICAL COMPANY

   Lyondell Chemical Company is a global chemical company with low-cost operations and leading producer positions in all of its major products. Lyondell manufactures and markets a variety of intermediate and performance chemicals, including propylene oxide (PO), propylene glycol (PG), propylene glycol ethers (PGE), butanediol (BDO), toluene diisocyanate (TDI), styrene monomer (SM), and tertiary butyl alcohol (TBA) and its derivative methyl tertiary butyl ether (MTBE), which are collectively known as our intermediate chemicals and derivatives business.

   We currently own 41 percent of Equistar Chemicals, LP, a Delaware limited partnership, which operates petrochemicals and polymers businesses. On January 31, 2002, we announced an agreement in principle with Occidental Petroleum Corporation, one of our Equistar partners, to acquire its 29.5 percent share of Equistar. Following completion of this transaction, which is subject to completion and execution of definitive documentation, compliance with the applicable provisions of the partnership agreement and the parent agreement, approval by Lyondell's stockholders and other customary conditions, Lyondell will own 70.5 percent of Equistar. Equistar's petrochemicals business manufactures and markets olefins, oxygenated products, aromatics and specialty products. Equistar's olefins are ethylene, propylene and butadiene, and its oxygenated products include ethylene oxide, ethylene glycol, ethanol and MTBE. Equistar's aromatics are benzene and toluene. Equistar's polymers business manufactures and markets polyolefins, including high density polyethylene, low density polyethylene, linear low density polyethylene, polypropylene and performance polymers. Equistar's performance polymers include enhanced grades of polyethylene, such as wire and cable insulating resins, and polymeric powders.

   We also own 58.75 percent of LYONDELL-CITGO Refining LP, a Delaware limited partnership (LCR), which produces refined petroleum products, including gasoline, low sulfur diesel, jet fuel, aromatics and lubricants. LCR sells its principal refined products primarily to CITGO Petroleum Corporation (CITGO).

   In addition, we own 75 percent of Lyondell Methanol Company, L.P., a Texas limited partnership (LMC), which produces methanol.

   In this prospectus, we refer to Lyondell, its wholly owned and majority owned subsidiaries, and its ownership interest in equity affiliates as "we" or "us," unless we specifically state otherwise or the context indicates otherwise. Lyondell is a Delaware corporation with principal executive offices located at 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone:
(713) 652-7200).

                           THE SUBSIDIARY GUARANTORS

   Lyondell Chemical Nederland, Ltd., ARCO Chemical Technology, Inc. and ARCO Chemical Technology, L.P. may jointly and severally and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement. We sometimes refer to these companies in this prospectus as the "subsidiary guarantors." Lyondell Chemical Nederland, Ltd. and ARCO Chemical Technology, Inc. are both Delaware corporations and ARCO Chemical Technology, L.P. is a Delaware limited partnership. The subsidiary guarantors have principal executive offices located at c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-7200).

                                  RISK FACTORS

   You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

The cyclicality of the chemical and refining industries may cause significant fluctuation in our income and cash flow.

   Our historical operating results reflect the cyclical and volatile nature of the supply-demand balance in both the chemical and refining industries. These industries historically have experienced alternating periods of inadequate capacity and tight supply, causing prices and profit margins to increase, followed by periods when substantial capacity is added, resulting in oversupply, declining capacity utilization rates and declining prices and profit margins. The cyclicality of these industries results in volatile profits and cash flow over the business cycle.

   Currently, there is overcapacity in the chemical industry. Moreover, a number of participants in the chemical industry either have added or are expecting to add capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity has depressed and may continue to depress our and/or our joint ventures' volumes and margins. Such excess industry capacity and weak demand for our products, as well as higher energy and raw material prices last year, contributed to a significant decline in our EBITDA during 2001 compared to 2000 and may continue to do so.

External factors beyond our and our joint ventures' control can cause fluctuations in demand for our products and in our prices and margins, which may negatively affect income and cash flow.

   External factors can also cause significant fluctuations in demand for our and our joint ventures' products and volatility in the price of raw materials and other operating costs and can magnify the impact of economic cycles on us and our joint ventures' businesses. Examples of external factors include:

  . general economic conditions;

  . competitor actions;

  . international events and circumstances; and

  . governmental regulation in the United States and abroad.

   Demand for our products and our joint ventures' products is influenced by general economic conditions. For example, during 2000 and in the first half of 2001, uncertainty regarding the global economy reduced market demand for some of our and our joint ventures' products, which adversely affected our results of operations. This reduction in market demand continued through 2001 until the first quarter of 2002, during which we observed an increase in market demand. In addition, a number of our products and our joint ventures' products are highly dependent on durable goods markets, such as the housing and automotive markets, which are themselves particularly cyclical. Many of our and our joint ventures' products are components of other chemical products that, in turn, are subject to the supply-demand balance of both the chemical and refining industries and general economic conditions. For example, MTBE is used as a blending component in gasoline, and therefore a substantial decline in gasoline prices could result in decreased profitability from MTBE sales. If the global economy does not improve, demand for our and our joint ventures' products and our income and cash flow would be adversely affected.

   We and our joint ventures may reduce production at or idle a facility for an extended period of time or exit a business because of high raw material prices, an oversupply of a particular product and/or a lack of demand for that particular product, which makes production uneconomical. These temporary outages sometimes last for several quarters or, in certain cases, longer and cause us or our joint ventures to incur costs, including the expenses of the outages and the restart of these facilities. It is possible that factors like increases in raw material costs or lower demand in the future will cause us or our joint ventures to further reduce operating rates or idle facilities or exit uncompetitive businesses.

We and our joint ventures sell commodity products in highly competitive markets and face significant price pressure.

   We and our joint ventures sell our products in highly competitive markets. Due to the commodity nature of certain of our and our joint ventures' products, competition in these markets is based primarily on price and to a lesser extent on product performance, product quality, product deliverability and customer service. As a result, we and our joint ventures generally are not able to protect our market position for these products by product differentiation and may not be able to pass on cost increases to our customers. Accordingly, increases in raw material and other costs may not necessarily correlate with changes in prices for these products, either in the direction of the price change or in magnitude. In addition, some of our and our joint ventures' competitors may be able to drive down product prices. Moreover, some of our and our joint ventures' competitors may have greater financial, technological and other resources than ours, and may be better able to withstand changes in market conditions. For certain products, our and our joint ventures' competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. The occurrence of any of these events could adversely affect our financial condition and results of operations.

Rising costs of raw materials and energy may result in increased operating expenses and reduced results of operations.

   We and our joint ventures purchase large amounts of raw materials and energy for our business. The cost of these raw materials and energy, in the aggregate, represents a substantial portion of our operating expenses. The prices of raw materials and energy generally follow price trends of, and vary with market conditions for, crude oil and natural gas, which may be highly volatile and cyclical. Raw material costs began increasing during 1999 due to higher oil and gas prices. These increases continued through 1999, and prices remained at high levels during 2000. Surging natural gas costs late in 2000 and in the first half of 2001 increased both the costs of natural gas liquids-based raw materials, primarily ethane, as well as the cost of utilities. In the first quarter of 2001, our results of operations and Equistar's results of operations were significantly affected by the rising cost of natural gas. Benchmark natural gas prices in the U.S. spiked at nearly $10 per million BTUs in January 2001, compared to a historical price range of $1.50 to $2.50 per million BTUs in the period from 1991 to 1999. After the January 2001 spike, natural gas prices began to decrease, reaching $2.30 per million BTUs in December 2001; however, benchmark natural gas prices for the year still averaged $4.28 per million BTUs, or 10 percent higher than in 2000. Our operating expenses and Equistar's operating expenses will likely increase if these costs increase.

   In addition, higher natural gas prices early in 2001 adversely affected the ability of many domestic chemicals producers to compete internationally since U.S. producers are disproportionately reliant on natural gas as a feedstock and an energy source. In addition to the impact that this has had on Equistar's exports, reduced competitiveness of U.S. producers also has in the past increased the availability of chemicals in North America as U.S. production that would otherwise have been sold overseas was instead offered for sale domestically, resulting in excess supply and lower prices in North America.

We have risks resulting from significant amounts of debt.

   As of March 31, 2002, Lyondell had outstanding debt of approximately $3.84 billion, and Equistar had outstanding debt of approximately $2.29 billion. Our level of debt and the limitations imposed on us by our existing or future debt agreements could have significant consequences on our business and future prospects, including the following:

  . we may not be able to obtain necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

  . our less leveraged competitors could have a competitive advantage because they have greater flexibility to utilize their cash flow to improve their operations; and

  . we could be more vulnerable in the event of a downturn in our business that would leave us less able to take advantage of significant business opportunities and to react to changes in market or industry conditions.

   Lyondell's, Equistar's and LCR's bank credit facilities and Lyondell's and Equistar's indentures relating to their secured debt securities impose restrictions on each of Lyondell, Equistar and LCR. These credit facilities and indentures contain customary covenants that, subject to exceptions, restrict the ability of each of Lyondell, Equistar and LCR to incur additional debt or liens, dispose of assets, make restricted payments (as defined in the agreements) or merge or consolidate with other entities. In addition, the credit facilities require the maintenance of specified financial ratios as provided in the agreements. The breach of these covenants could permit the lenders to declare the loans immediately payable and could permit the lenders under the credit facilities to terminate future lending commitments.

Shared control of joint ventures involving Lyondell may delay decisions or actions.

   A substantial portion of our operations is conducted through joint ventures. We share control of these joint ventures with third parties.

   Our forecasts and plans with respect to these joint ventures assume that our joint venture partners will observe their obligations with respect to the joint ventures. In the event that any of our joint venture partners do not observe their commitments, it is possible that the affected joint venture would not be able to operate in accordance with its business plans or that we would be required to increase our level of commitment in order to give effect to such plans.

   As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint ventures and in turn our business and operations.

   Lyondell or any of the other owners of the joint ventures may transfer control of their joint venture interests or engage in mergers or other business combination transactions with a third party or one or more of the other owners that could result in a change of control of Lyondell or the joint venture or the other owners. In many instances, such a transfer would be subject to an obligation to first offer the other owners an opportunity to purchase the interest. Lyondell and the other joint venture owners have discussed, and from time to time may continue to discuss, in connection with their ordinary course dialog regarding the joint ventures or otherwise, transactions that could result in a transfer or modification, directly or indirectly, of their ownership in a joint venture. We cannot be certain that any of the joint venture owners will not sell, transfer or otherwise modify their ownership interest in a joint venture, whether in a transaction involving third parties and/or one or more of the other owners. Upon a transfer of an interest in Equistar, the partnership agreement and key agreements between Equistar and its owners would remain in place and may not be modified without the consent of all of the owners, but the transfer could affect the governance of Equistar, particularly because Equistar's partnership agreement requires unanimous approval for some decisions.

   Equistar's credit facility provides that an event of default occurs if any combination of Lyondell, Millennium and Occidental ceases to collectively hold at least a 50 percent interest. LCR's credit facility provides that an event of default occurs if Lyondell and CITGO cease to individually or collectively hold at least a 35 percent interest. In addition, LCR's credit facility provides that an event of default occurs if (i) Lyondell transfers its interest as a member of LCR to a person other than an affiliate or (ii) neither CITGO nor any of its affiliates is a member of LCR.

Distributions of cash from our joint ventures may be restricted.

   We conduct a substantial amount of our operations through our joint ventures. Our ability to meet our debt service and other obligations is dependent, in part, upon the receipt of distributions from our joint ventures. LCR's credit facility prohibits the payment of distributions to us during an event of default thereunder. Subject to the provisions of the applicable debt agreements, future borrowings by our joint ventures may contain other restrictions or prohibitions on the payment of distributions by such joint ventures to us. Dependent upon applicable state law, our joint ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests. Our joint ventures' ability to distribute cash to us is also dependent upon their economic performance, which is dependent on a variety of factors, including factors described elsewhere in the "Risk Factors" section of this prospectus. For example, Equistar did not make any distributions to its owners in 2001, as its results of operations have been adversely affected by increasing industry capacity for the products it sells, higher raw material prices and reduced demand due to weak economic conditions.

LCR's crude oil supply agreement with PDVSA Petroleo, S.A. (PDVSA Oil) is important to LCR's operations because it reduces the volatility of earnings and cash flow. The agreement is currently subject to litigation and subject to the risk of enforcing judgments against non-United States affiliates of a sovereign nation and force majeure risks.

   Most of the crude oil used by LCR as a feedstock for its refinery is purchased under the crude supply agreement with PDVSA Oil, an affiliate of Petroleos de Venezuela, S.A. (PDVSA), which was entered into in 1993. The crude supply agreement incorporates formula prices to be paid by LCR for the crude oil supplied based on the market value of a slate of refined products deemed to be produced from each particular crude oil or feedstock, less (i) certain deemed refining costs adjustable for inflation and energy costs, (ii) certain actual costs and (iii) a deemed margin, which varies according to the grade of crude oil or other feedstock delivered. The actual refining margin earned by LCR may vary from the formula amount depending on, among other things, the efficiency with which LCR conducts its operations from time to time. Although LCR believes that the crude supply agreement reduces the volatility of its earnings and cash flows, the crude supply agreement also limits LCR's ability to enjoy higher margins during periods when the market price of crude oil is low relative to the then-current market prices for refined products. In addition, if the actual yields, costs or volumes of the LCR refinery differ substantially from those contemplated by the crude supply agreement, the benefits of this agreement to LCR could be substantially diminished and could result in lower earnings and cash flow for LCR. Furthermore, there may be periods during which LCR's costs for crude oil under the crude supply agreement may be higher than might otherwise be available to LCR from other sources. A disparate increase in the price of heavy crude oil relative to the prices for its products, such as experienced in 1999, has the tendency to make continued performance of its obligations under the crude supply agreement less attractive to PDVSA Oil.

   Under the crude supply agreement, PDVSA Oil is required to sell, and LCR is required to purchase, 230,000 barrels per day of extra heavy crude, which constitutes approximately 86 percent of the LCR refinery's refining capacity of 268,000 barrels per day of crude oil. By letter dated April 16, 1998, PDVSA Oil informed LCR that the Venezuelan government, through the Ministry of Energy and Mines, had instructed that production of certain grades of crude oil be reduced. The letter stated that PDVSA Oil declared itself in a force majeure situation and that PDVSA Oil would reduce deliveries of crude oil. Such reductions in deliveries were purportedly based on announced OPEC production cuts. LCR began receiving reduced deliveries of crude oil from PDVSA Oil in August 1998, amounting to 195,000 barrels per day in that month. LCR was advised by PDVSA Oil in May 1999 of a further reduction in the deliveries of crude oil supplied under the crude supply agreement to 184,000 barrels per day, effective May 1999.

   On several occasions since then, PDVSA Oil further reduced crude oil deliveries, although it made payments under a different provision of the crude supply agreement in partial compensation for such reductions. Subsequently, PDVSA Oil unilaterally increased deliveries of crude oil to LCR to 195,000 barrels per day effective April 2000, to 200,000 barrels per day effective July 2000 and to 230,000 barrels per day effective October 2000.

   During 2001, PDVSA Oil declared itself in a force majeure situation, but did not reduce crude oil deliveries to LCR during 2001. In January 2002, PDVSA Oil again declared itself in a force majeure situation and stated that crude oil deliveries could be reduced by up to 20.3 percent beginning March 1, 2002. In February 2002, LCR was advised by PDVSA Oil that deliveries of crude oil to LCR in March 2002 would be reduced to approximately 198,000 barrels per day. Lyondell currently expects second quarter 2002 deliveries under the crude supply agreement to average 190,000 barrels per day. The recent political uncertainty in Venezuela has not affected crude oil deliveries, the crude supply agreement or related matters to date, and the long-term effects of these events, if any, are not yet clear.

   LCR has consistently contested the validity of PDVSA Oil's and PDVSA's reductions in deliveries under the crude supply agreement. The parties have different interpretations of the provisions of the contracts concerning the delivery of crude oil. The contracts do not contain dispute resolution procedures, and the parties have been unable to resolve their commercial dispute. As a result, on February 1, 2002, LCR filed a lawsuit against PDVSA and PDVSA Oil in connection with the January 2002 force majeure declaration, as well as the claimed force majeure from April 1998 to September 2000.

   There are risks associated with enforcing the provisions of contracts with companies such as PDVSA Oil that are non-United States affiliates of a sovereign nation. All of the crude oil supplied by PDVSA Oil under the crude supply agreement is produced in the Republic of Venezuela, which has experienced economic difficulties and attendant social and political changes in recent years. It is impossible to predict how governmental policies may change under the current or any subsequent Venezuelan government. In addition, there are risks associated with enforcing judgments of United States courts against entities whose assets are located outside of the United States and whose management does not reside in the United States. Although the parties have negotiated alternative arrangements in the event of certain force majeure conditions, including Venezuelan governmental or other actions restricting or otherwise limiting PDVSA Oil's ability to perform its obligations, any such alternative arrangements may not be as beneficial to LCR as the crude supply agreement.

   In 1999, PDVSA announced its intention to renegotiate the crude supply agreements with all third parties, including LCR. In light of PDVSA's announced intent, we cannot assure you that PDVSA Oil will continue to perform its obligations under the crude supply agreement. However, it has confirmed that it expects to honor its commitments if a mutually acceptable restructuring of the crude supply agreement is not achieved. From time to time, Lyondell and PDVSA have had discussions covering both a restructuring of the crude supply agreement and a broader restructuring of the LCR partnership. We are unable to predict whether changes in either arrangement will occur.

   If the crude supply agreement is modified or terminated or this source of crude oil is otherwise interrupted due to production difficulties, OPEC-mandated supply cuts, political or economic events in Venezuela or other factors, LCR could experience significantly lower earnings and cash flows. The parties each have a right to transfer their interests in LCR to unaffiliated third parties in certain circumstances, subject to reciprocal rights of first refusal. In the event that CITGO were to transfer its interest in LCR to an unaffiliated third party, PDVSA Oil would have an option to terminate the crude supply agreement. Depending on then-current market conditions, any breach or termination of the crude supply agreement or reduction in supplies thereunder could adversely affect LCR, since LCR would have to purchase all or a portion of its crude oil feedstocks in the merchant market, which could subject LCR to significant volatility and price fluctuations. We cannot assure you that alternative crude oil supplies with similar margins will be available for purchase by LCR.

Operating problems in our business may adversely affect our income and cash flow.

   The occurrence of material operating problems at our facilities or any of our joint ventures' facilities, including, but not limited to, the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on our operations as a whole, during and after the period of such operational difficulties. Our income and cash flow are dependent on the continued operation of our various production facilities, our joint ventures' production facilities and the ability to complete construction projects on a schedule. Although we and our joint ventures take precautions to enhance the safety of operations and minimize the risk of disruptions, our operations and our joint ventures' operations, along with the operations of other members of the chemical and refining industries, are subject to hazards inherent in chemical manufacturing and refining and the related storage and transportation of raw materials, products and wastes. These hazards include:

  . pipeline leaks and ruptures;

  . explosions;

  . fires;

  . severe weather and natural disasters;

  . mechanical failure;

  . unscheduled downtime;

  . labor difficulties;

  . transportation interruptions;

  . remediation complications;

  . chemical spills;

  . discharges or releases of toxic or hazardous substances or gases;

  . storage tank leaks;

  . other environmental risks; and

  . potential terrorist acts.

   Some of these hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, we are also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. We are not fully insured against all potential hazards incident to our business, including losses resulting from war risks or terrorist acts. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and in some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

Our operations and assets are subject to extensive environmental, health and safety laws and regulations.

   We cannot predict with certainty the extent of our, our subsidiaries' or our joint ventures' future liabilities and costs under environmental, health and safety laws and regulations and we cannot assure you that they will not be material. In addition, we, our subsidiaries or our joint ventures may face liability for alleged personal injury or property damage due to exposure to chemicals or other hazardous substances at our facilities or chemicals that we otherwise manufacture and sell, handle or own. Although these claims have not historically had a material impact on our, our subsidiaries' or our joint ventures' operations, a significant increase in the number or success of these claims could materially adversely affect our, our subsidiaries' or our joint ventures' business, financial condition, operating results or cash flow.

   The production facilities of Lyondell, Equistar, LCR and LMC are generally required to have permits and licenses regulating air emissions, discharges to water and storage, treatment and disposal of hazardous wastes. Companies such as Lyondell and its joint ventures that are permitted to treat, store or dispose of hazardous waste and maintain underground storage tanks pursuant to the Resource Conservation and Recovery Act (RCRA) also are required to meet certain financial responsibility requirements. We believe that we and our joint ventures have all permits and licenses generally necessary to conduct business or, where necessary, are applying for additional, amended or modified permits and that we and our joint ventures meet applicable financial responsibility requirements.

   The policy of each of Lyondell, Equistar, LCR and LMC is to be in compliance with all applicable environmental laws. Lyondell and Equistar also are each committed to Responsible Care(R), an international chemical industry initiative to enhance the industry's responsible management of chemicals. Our subsidiaries and joint ventures (together with the industries in which they operate) are subject to extensive national, state and local environmental laws and regulations concerning emissions to the air, discharges onto land or waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Many of these laws and regulations provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, we cannot accurately predict future developments, such as increasingly strict environmental laws, and inspection and enforcement policies, as well as higher compliance costs therefrom, which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and nonhazardous waste. Some risk of environmental costs and liabilities is inherent in particular operations and products of ours, and our joint ventures, as it is with other companies engaged in similar businesses, and there is no assurance that material costs and liabilities will not be incurred. In general, however, with respect to the capital expenditures and risks described above, we do not expect that we or our joint ventures will be affected differently from the rest of the chemicals and refining industry where our facilities or our joint ventures' facilities are located.

   Environmental laws may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities, the costs of transportation and storage of raw materials and finished products and the costs of the storage and disposal of wastewater. Also, U.S. "Superfund" statutes may impose joint and several liability for the costs of remedial investigations and actions on the entities that generated waste, arranged for disposal of the wastes, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them, including us) may be required to bear all of such costs regardless of fault, legality of the original disposal or ownership of the disposal site. As of March 31, 2002, our, our subsidiaries' and our joint ventures' environmental liability for future assessment and remediation costs at the above-mentioned sites totaled $28 million. The liabilities per site range from less than $1 million to $11 million and are expected to be incurred over the next two to seven years. It is possible that new information about the sites for which the accrual has been established, new technology or future developments, such as involvement in other Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA), RCRA, Texas Natural Resource Conservation Commission (TNRCC) or other comparable state or foreign law investigations, could require us to reassess our potential exposure related to environmental matters.

   The LCR refinery contains on-site solid-waste landfills, which were used in the past to dispose of waste generated at this facility. It is anticipated that corrective measures will be necessary to comply with federal and state requirements with respect to this facility. We are also subject to certain assessment and remedial actions at the LCR refinery under RCRA. In addition, we negotiated an order with the TNRCC for assessment and remediation of groundwater and soil contamination at the refinery. We also have liabilities under RCRA and various state and foreign government regulations related to five current plant sites and three former plant sites. We are also responsible for a portion of the remediation of certain off-site waste disposal facilities. We are currently contributing funds to the cleanup of two waste sites located near Houston, Texas under CERCLA and the Superfund Amendments and Reauthorization Act of 1986. Lyondell has also been named, along with several other companies, as a potentially responsible party for a third CERCLA site near Houston, Texas. The $28 million accrual described above includes, where applicable, costs to address these RCRA, TNRCC and CERCLA matters. In addition, Lyondell is involved in administrative proceedings or lawsuits relating to a minimal number of other CERCLA sites. We estimate, based upon currently available information, that potential loss contingencies associated with the latter CERCLA sites, individually and in the aggregate, are not significant.

   In some cases, compliance with environmental, health and safety laws and regulations can be achieved only by capital expenditures. In the years ended December 31, 2001, 2000 and 1999, we, our subsidiaries and our joint ventures (on a 100 percent basis) spent, in the aggregate, approximately $34 million, $20 million and $21 million, respectively, for environmentally related capital expenditures at existing facilities. We, our subsidiaries and our joint ventures anticipate spending approximately $99 million for 2002 and approximately $240 million for 2003 for environmentally related capital expenditures. The increased level of such expenditures for 2001, 2002 and 2003 is a result of, among other things, implementation of a plan for the Houston/Galveston region to comply with the ozone standard, as discussed below.

   The eight-county Houston/Galveston region has been designated a severe nonattainment area for ozone by the U.S. Environmental Protection Agency (EPA). As a result, in December 2000, the TNRCC submitted a plan to the EPA to reach and demonstrate compliance with the ozone standard by November 2007. Ozone is a product of the reaction between volatile organic compounds (VOCs) and nitrogen oxides (NOx) in the presence of sunlight, and is a principal component of smog. The proposed plans for meeting the ozone standard focus on significant reductions in NOx emissions. NOx emission reduction controls must be installed at LCR's refinery and each of Lyondell's two facilities and Equistar's six facilities in the Houston/Galveston region during the next several years, well in advance of the 2007 deadline. Compliance with the provisions of the plan will result in increased capital investment during the next several years and higher annual operating costs for Equistar, Lyondell and LCR. As a result, Lyondell estimates that aggregate related capital expenditures could total between $400 million and $500 million for Lyondell, Equistar and LCR before the 2007 deadline. Lyondell's direct share of such expenditures could total between $65 million and $80 million. Lyondell's proportionate share of Equistar's expenditures could total between $85 million and $105 million, and Lyondell's proportionate share of LCR's expenditures could total between $75 million and $95 million. The timing and amount of these expenditures are subject to regulatory and other uncertainties, as well as obtaining the necessary permits and approvals.

   Lyondell has been actively involved with a number of organizations to help solve the ozone problem in the most cost-effective manner and, in January 2001, Lyondell and the BCCA Appeal Group (a group of industry participants) filed a lawsuit against the TNRCC to encourage adoption of their alternative plan to achieve the same air quality improvement with less negative economic impact on the region. In June 2001, the parties entered into a consent order with respect to the lawsuit. Pursuant to the consent order, the TNRCC agreed to review, by June 2002, the scientific data for ozone formation in the Houston/Galveston region. In October 2001, the EPA approved the TNRCC plan, and the BCCA Appeal Group filed a timely petition for judicial review of that action on January 11, 2002. If the TNRCC scientific review supports the industry group proposal, the TNRCC has agreed to revise the NOx emission reduction requirements set forth in its original plan. Any revisions will have to be approved by the EPA. Such revisions of the NOx emission reduction requirements are expected to reduce the estimated capital investments for NOx reductions required by Lyondell, Equistar and LCR to comply with the plans for meeting the ozone standards. However, there can be no guarantees as to the ultimate capital cost of implementing any final plan developed to ensure ozone attainment by the 2007 deadline.

   The Clean Air Act specified certain emissions standards for vehicles beginning in the 1994 model year and required the EPA to study whether further emissions reductions from vehicles were necessary, starting no earlier than the 2004 model year. In 1998, the EPA concluded that more stringent vehicle emissions standards were needed and that additional controls on gasoline and diesel were necessary to meet these emissions standards. New standards for gasoline were finalized in 1999 and will require refiners to produce a low sulfur gasoline by 2004, with final compliance by 2006. A new "on-road" diesel standard was adopted in January 2001 and will require refiners to produce ultra low sulfur diesel by June 2006, with some allowance for a conditional phase-in period that could extend final compliance until 2009. Lyondell estimates that these standards will result in increased capital investment for LCR, totaling between $175 million to $225 million for the new gasoline standards and $250 million to $300 million for the new diesel standards, between now and the implementation dates. Lyondell's share of LCR's capital expenditures would be between $250 million and $300 million. In addition, these standards could result in higher operating costs for LCR. Equistar's business may also be impacted if these standards increase the cost for processing fuel components.

Pending or future legislative initiatives or litigation may adversely affect Lyondell's MTBE sales.

   In the United States, the Clean Air Act Amendments of 1990 set minimum levels for oxygenates, such as MTBE, in gasoline sold in areas not meeting specified air quality standards. In Europe, demand for MTBE has benefited from new legislation in the 15-nation European Union. The so-called "Auto/Oil Legislation" aimed at reducing air pollution from vehicle emissions was enacted in 1998, and refineries increased consumption of MTBE to meet the new blending requirements. However, while studies by federal and state agencies and other world organizations have shown that MTBE is safe for use in gasoline, is not carcinogenic and is effective in reducing automotive emissions, the presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational watercraft has led to public concern, and some litigation, that MTBE may, in certain limited circumstances, affect the taste and odor of drinking water supplies.

   Certain federal and state governmental initiatives have sought either to rescind the oxygenate requirement for reformulated gasoline or to restrict or ban the use of MTBE. On April 25, 2002, the U.S. Senate passed its version of an omnibus energy bill, which, among other things, would ban the use of MTBE as a fuel oxygenate. The Senate bill is not law and must be reconciled with the version of the omnibus energy bill passed by the U.S. House of Representatives in 2001. Lyondell does not expect these initiatives to have a significant impact on MTBE margins and volumes in 2002. Lyondell's MTBE sales represented approximately 35 percent of its total 2001 revenues.

   We have developed technologies to convert TBA into alternate gasoline blending components should it be necessary to reduce MTBE production in the future. However, implementation of such technologies would require additional capital investment. The profit margin on such alternate gasoline blending components could differ from those historically realized on MTBE.

Our international operations are subject to exchange rate fluctuations, exchange controls, political risks and other risks relating to foreign operations.

   International operations and exports to foreign markets are subject to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties and taxes, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments may be subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of Lyondell.

Lyondell and Equistar pursue acquisitions, dispositions and joint ventures.

   Lyondell and Equistar both seek opportunities to maximize efficiency or value through various transactions. These transactions may include various business combinations, purchases or sales of assets or contractual arrangements or joint ventures that are intended to result in the realization of synergies, the creation of efficiencies or the generation of cash to reduce debt. To the extent permitted under Lyondell's and Equistar's credit facilities and other debt, some of these transactions may be financed by additional borrowings by Lyondell or Equistar or by the issuance of equity securities. Although these transactions are expected to yield longer-term benefits if the expected efficiencies and synergies of the transactions are realized, they could adversely affect the results of operations of Lyondell or Equistar in the short term because of the costs associated with such transactions.

Our quarterly results will vary significantly.

   Our quarterly results will vary significantly depending on various factors, most of which are beyond our control, including:

  . changes in product prices, product demand, including seasonal demand for certain products, such as MTBE, raw material costs or supply arrangements;

  . the scheduling of plant turnarounds;

  . fluctuations in shipments to customers;

  . adverse developments in foreign or domestic markets;

  . regional business activities;

  . changes in interest rates;

  . foreign exchange fluctuations; and

  . unanticipated expenses.

                          FORWARD-LOOKING INFORMATION

   This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

   The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

  . the cyclical nature of the chemical and refining industries;

  . uncertainties associated with the United States and worldwide economies;

  . substantial chemical and refinery capacity additions resulting in oversupply and declining prices and margins;

  . the availability and cost of raw materials and utilities;

  . access to capital markets;

  . technological developments;

  . current and potential governmental regulatory actions in the United
    States and other countries;

  . potential terrorist attacks;

  . operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases, and other environmental risks); and

  . our ability to implement our business strategies, including cost reductions.

   We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus and in our other filings with the SEC, including those filings incorporated by reference into this prospectus. These factors are not necessarily all the important factors that could affect us or our joint ventures. We advise you that you should (i) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (ii) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

   Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include funding working capital requirements, capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities, and may initially be invested in short-term marketable securities. We will determine any specific allocation of the net proceeds of an offering to a specific purpose at the time of such offering and will describe the specific allocation in the related prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                       For the Three  Years Ended December 31,
                                        Months Ended  ------------------------
                                       March 31, 2002 2001 2000 1999 1998 1997
                                       -------------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (a)..................................       --        --  2.0x  --  1.2x 4.6x

--------
(a) For the three months ended March 31, 2002 and for the years ended December 31, 2001 and 1999, earnings were insufficient to cover fixed charges by $75 million, $224 million and $104 million, respectively. The ratio of earnings to fixed charges has been calculated including amounts for Lyondell and its current proportionate share of amounts for Equistar (57 percent through May 15, 1998 and 41 percent thereafter), LCR (58.75 percent for the year ended December 31, 1998 and thereafter, 86 percent for the first quarter of 1997 and 58.49 percent for the remainder of 1997) and LMC (75 percent for the year ended December 31, 1998 and thereafter), for the periods in which Lyondell accounted for its respective investment in each such joint venture using the equity method of accounting. Lyondell remains a guarantor of $300 million of Equistar's debt and a co-obligor with Equistar for $31 million of debt for which Equistar assumed responsibility in connection with its formation. Fixed charges include interest expense plus capitalized interest and the portion of rental expense that represents an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

   The following description of the terms of the debt securities sets forth certain general terms that may apply to the debt securities that we may issue separately, upon conversion of preferred stock, upon exercise of a warrant, in connection with a stock purchase contract, as part of a stock purchase unit or upon exercise of a subscription right from time to time in the form of one or more series. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this "Description of Debt Securities" section of this prospectus, references to the terms "Lyondell," "us" or "we" mean Lyondell Chemical Company only, unless we state otherwise or the context clearly indicates otherwise.

   Any senior secured debt securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. Any senior unsecured debt securities will be issued in one or more series under an indenture, as supplemented or amended form time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. Any senior subordinated debt securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. Any junior subordinated debt securities will be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to any senior secured or senior unsecured debt securities as the senior indenture(s). For ease of reference, we will refer to the indenture relating to the senior subordinated debt securities as the senior subordinated indenture, to the indenture relating to the junior subordinated debt securities as the junior subordinated indenture, and to the senior subordinated indenture together with the junior subordinated indenture as the subordinated indentures.

   This summary of the terms and provisions of the debt securities and the indentures is not complete. You should read the forms of the indentures which are filed as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

   We will issue the debt securities in one or more series in accordance with a supplemental indenture or a resolution of our board of directors or a committee of the board. Unless otherwise specified in a prospectus supplement, each series of senior secured debt securities will rank equally in right of payment with all of our other senior secured obligations, and each series of our senior unsecured debt securities will rank equally in right of payment with all of our other senior unsecured obligations. Any senior unsecured debt securities will be effectively subordinated to all of our existing and future senior secured debt, to the extent of the value securing our senior secured debt. Each series of senior and junior subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner described in the subordinated indenture and any supplemental indenture relating to the subordinated debt securities. Except as otherwise provided in a prospectus supplement, the indentures do not limit our ability to incur additional secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

   The applicable prospectus supplement will describe the following terms of the series of debt securities with respect to which this prospectus is being delivered:

  . the title of the debt securities of the series and whether the series is senior secured or senior unsecured debt securities or senior or junior subordinated debt securities;

  . any limit on the aggregate principal amount of the debt securities of the series;

  . the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

  . the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

  . the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

  . the date or dates from which interest will accrue and the interest payment dates on which any such interest will be payable or the method by which the dates will be determined;

  . the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  . the place or places where the principal of and premium, if any, and any interest on the debt securities of the series will be payable, if other than the Borough of Manhattan, The City of New York;

  . the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

  . our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or otherwise or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part;

  . the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt securities, preferred stock or common stock of Lyondell and the terms and conditions upon which the conversion or exchange may be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  . the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  . the currency in which payment of principal of and premium, if any, and interest on debt securities of the series shall be payable, if other than United States dollars;

  . any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

  . if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

  . if the principal of or premium, if any, or interest on any debt securities is to be payable, at our election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  . if other than the stated principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity of the debt securities or provable in bankruptcy;

  . the applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable indenture or in the terms then set forth in such indenture relating to permitted consolidations, mergers or sales of assets;

  . any changes or additions to the provisions of the applicable indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

  . whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security in addition to or in lieu of the legend referred to in the applicable indenture;

  . the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

  . the terms, if any, of any guarantee of the payment of principal, premium, if any, and interest with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture as then in effect;

  . the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the applicable indenture as then in effect;

  . any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest with respect to the debt securities due and payable;

  . any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those set forth in this prospectus;

  . if the securities of the series are to be secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

  . any other terms of the debt securities, including any restrictive covenants.

   We may sell debt securities at a substantial discount below their stated principal amount or debt securities that bear no interest or bear interest at a rate which at the time of issuance is below market rates. We will describe the material United States federal income tax consequences, accounting and other special considerations applicable to the debt securities in the applicable prospectus supplement.

   If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, specific terms and other information with respect to the issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

   Unless otherwise indicated in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations in accordance with the applicable indenture. Debt securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

   We have appointed the trustee under each indenture as security registrar for debt securities issued thereunder. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which any such transfer agent acts. We are required to maintain an office or agency (which may be the office of the trustee, the security registrar or the paying agent) in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption in part, we shall not be required to:

  . register the transfer or exchange of any debt security of any series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice or

  . register the transfer of or exchange any debt security called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry System

   The provisions set forth in this "Book-Entry System" section of this prospectus will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

   Unless otherwise indicated in the applicable prospectus supplement, the debt securities of such series will be represented by one or more global securities registered with The Depository Trust Company, or DTC, or a depositary named in the prospectus supplement relating to such series. Except as set forth below, a global security may be transferred, in whole but not in part, only to the depositary or another nominee of the depositary.

   The general terms of the depositary arrangement with DTC, with respect to a series of debt securities are described in the "Description of the Depository" section of this prospectus, unless otherwise indicated in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

   Unless otherwise provided in the applicable prospectus supplement, debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if:

  . the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

  . we, in our sole discretion, determine not to have all of the debt securities represented by a global security and notify the trustee; or

  . there shall have occurred and be continuing an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the debt securities.

   Any debt security that is exchangeable pursuant to the preceding sentence is exchangeable for debt securities registered in such names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Description of the Depository

   Unless otherwise provided in the applicable prospectus supplement, DTC (New York, NY), will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Direct and Indirect participants are on file with the Securities and Exchange Commission.

   Purchases of the debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security, a "beneficial owner," is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

   To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. (nor such DTC nominee) will consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

   Redemption proceeds, distributions and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct or Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Direct or Indirect Participant and not of DTC, or the agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

   DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, debt security certificates will be printed and delivered.

   We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

Option to Defer Interest Payments or to Pay-In-Kind

   If so described in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for the number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. However, any extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series.

Covenants

   The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities. Except as otherwise specified in the applicable prospectus supplement with respect to any series of debt securities, we may remove or add covenants without the consent of holders of the securities.

Defeasance

   Except as otherwise specified in the applicable prospectus supplement with respect to any series of debt securities, we may, at our option, elect:

  . to have substantially all of our obligations discharged with respect to the debt securities (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust), which we call legal defeasance; or

  . to have substantially all of our obligations terminated with respect to certain restrictive covenants of the applicable indenture, which we call covenant defeasance.

In the event of legal or covenant defeasance, certain events of default will no longer constitute events of default with respect to any debt securities, upon the deposit with the applicable trustee, in trust, of money or U.S. government obligations, or a combination thereof, which through the payment of interest and principal on those monies or obligations in accordance with their terms will provide sufficient money to pay all the principal of and premium, if any, and interest on such debt securities on the dates such payments are due in accordance with the terms of the debt securities on their stated maturity or any redemption date.

   Except as otherwise specified in the applicable prospectus supplement with respect to any series of debt securities, we will be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and, in the case of a legal defeasance, such opinion must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

The Guarantees

   Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by the subsidiary guarantors. If a series of debt securities are so guaranteed, the subsidiary guarantors will execute a notation of guarantee or a supplemental indenture as further evidence of their guarantee. In addition, Lyondell may fully and unconditionally guarantee the payment obligations of the subsidiary guarantors under the subsidiary guarantees of any series of debt securities. The applicable prospectus supplement will describe the terms of any guarantee by the subsidiary guarantors and Lyondell, as well as any covenants of or restrictions on the subsidiary guarantors or Lyondell under the applicable indenture.

   The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of the guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The applicable prospectus will set forth the provisions under which a guarantor may be released and discharged from its guarantee.

   If a series of debt securities is guaranteed by and is designated as subordinate to our senior indebtedness (as defined in the "Subordination of Subordinated Debt Securities" section of this prospectus), then the guarantees by those guarantors will be subordinated to the senior indebtedness of the guarantors on substantially the same extent as the series is subordinated to our senior indebtedness. See the "Subordination of Subordinated Debt Securities" section of this prospectus.

Events of Default

   Unless otherwise provided in the prospectus supplement with respect to any series of debt securities, the following will be events of default under an indenture with respect to the debt securities of such series issued under such indenture:

  . default by us for 30 days in payment of any interest or any additional amounts with respect to any debt securities of such series;

  . default by us in the payment of (i) any principal of any debt securities of such series at its maturity or (ii) premium, if any, on any debt securities of such series when the same becomes due and payable;

  . default by us for 30 days in the deposit of any sinking fund payment, when and as due by the terms of a debt security of such series;

  . default by us in compliance with any of our other covenants or agreements in, or provisions of, the debt securities of such series or the applicable indenture (other than an agreement, covenant or provision that has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series) which shall not have been remedied within 90 days after written notice by the trustee or by the holders of at least 25 percent in principal amount of the then outstanding debt securities affected by such default;

  . certain events involving bankruptcy, insolvency or reorganization of Lyondell; and

  . any other event of default provided with respect to debt securities of that series.

   The indentures will provide that the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in payment of principal of, premium, if any, and interest on any additional amounts or any sinking fund installment with respect to debt securities of such series) if the trustee considers it in the interest of the holders of such debt securities to do so.

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, each indenture will provide that if an event of default with respect to any debt securities of any series at the time outstanding occurs, and is continuing (other than an event of default involving the bankruptcy, insolvency or reorganization of Lyondell), the applicable trustee or the holders of at least 25 percent in principal amount of the then outstanding debt securities of the series affected by the default may declare the principal of and accrued and unpaid interest on all then outstanding debt securities of such series or of all series affected, as the case may be, to be due and payable. Upon such a declaration, the amounts due and payable on such debt securities will be due and payable immediately. If an event of default involving the bankruptcy, insolvency or reorganization of Lyondell occurs, then the principal of and accrued and unpaid interest on all then outstanding debt securities shall become immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of the series affected by such default or all series, as the case may be, may rescind any acceleration and its consequences.

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, each indenture will provide that no holder of a debt security of any series may pursue any remedy under such indenture unless:

  . the holder gives the applicable trustee written notice of a continuing event of default with respect to the series;

  . the holders of at least 25 percent in principal amount of the then outstanding debt securities of the series make a written request to the applicable trustee to pursue such remedy;

  . such holder or holders offer to the applicable trustee indemnity reasonably satisfactory to the trustee;

  . the trustee shall have failed to act for a period of 60 days after receipt of the notice and offer of indemnity; and

  . during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request; however, such provision does not affect the right of a holder of a debt security to sue for enforcement of any overdue payment thereon.

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, each indenture will provide that the holders of a majority in principal amount of the then outstanding debt securities of a series or of all series affected, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on it not relating to or arising under an event of default, subject to certain limitations specified in such indenture. Each indenture requires us to periodically file with the applicable trustee a written statement as to our compliance with the indenture covenants.

Modification and Waiver

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, modifications and amendments of each indenture or the debt securities may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such amendment (acting as one class) under the applicable indenture. However, no such modification, amendment, supplement or waiver may, without the consent of each holder of any outstanding debt security so affected, accomplish the following events:

  . reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  . reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

  . reduce the principal of or premium, if any, on, or change the stated maturity of, any debt security;

  . reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

  . change any obligation of us to pay additional amounts with respect to any debt security;

  . make any debt security payable in money other than that stated in the debt security;

  . impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, or any additional amounts with respect to, any debt security;

  . make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the applicable indenture; or

  . waive a continuing default or event of default in the payment of principal of, premium, if any, or interest on or additional amounts with respect to the debt securities.

   In addition, in the case of the subordinated debt securities, no modification or amendment may be made to the subordinated indenture with respect to the subordination of any subordinated debt security in a manner adverse to holder without the consent of the holder of each subordinated debt security then outstanding affected by the modification or amendment. Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, the indentures will provide that amendments and supplements to, or waivers of any provision of, such indenture may be made by us and the trustee without the consent of any holders of debt securities in certain circumstances, including, among other things:

  . to cure any ambiguity, omission, defect or inconsistency;

  . to provide for the assumption of the obligations of us under the indenture upon the merger, consolidation or sale or other disposition of all or substantially all of our assets;

  . to provide for uncertificated debt securities in addition to or in place of certificated debt securities, or to provide for the issuance of bearer debt securities (with or without coupons);

  . to secure any series of debt securities or to add guarantees of any series of debt securities;

  . to comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  . to make any change that does not adversely affect any outstanding debt securities of any series in any material respect.

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, the indentures will provide that the holders of a majority in principal amount of the then outstanding debt securities of any series or of all series (acting as one class) may waive any existing or past default or event of default with respect to a series or all series, as the case may be, except (i) in the payment of the principal of, or premium, if any, or interest on or any additional amounts with respect to any debt securities or (ii) in respect of a provision that under the proviso to the prior paragraph cannot be amended or supplemented without the consent of each holder affected.

Subordination of Subordinated Debt Securities

   Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

Senior Subordinated Debt Securities

   The senior subordinated indenture may provide that the senior subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior indebtedness, which includes our indebtedness and other monetary obligations (including expenses and fees) under our 9.625 percent senior secured notes, series A, due 2007, the 9.875 percent senior secured notes, Series B, due 2007, and 9.5 percent senior secured notes, due 2008, our bank credit facility and any senior secured or senior unsecured debt securities that we may issue under a senior indenture.

   The holders of all of our senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on our senior indebtedness before the holders of the senior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the senior subordinated debt securities in the following circumstances:

  . upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lyondell;

  . (i) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (ii) in the event that any event of default with respect to any of our senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

  . in the event that any senior subordinated debt securities have been declared due and payable before their stated maturity.

   By reason of this subordination, in the event of liquidation or insolvency, holders of senior subordinated debt securities may recover less than holders of our senior indebtedness and may recover more than the holders of junior subordinated debt securities.

   For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a senior subordinated debt security will be deemed to constitute payment upon the principal of the senior subordinated debt security.

Junior Subordinated Debt Securities

   The junior subordinated debt indenture may provide that the junior subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior debt, which includes any senior subordinated debt securities that we may issue under the senior subordinated indenture.

   The holders of all of our senior debt outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on our senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities in the following circumstances:

  . upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Lyondell;

  . (i) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any of our senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

  . in the event that any junior subordinated debt securities have been declared due and payable before their stated maturity.

   By reason of this subordination, in the event of liquidation or insolvency, holders of the junior subordinated debt securities may recover less than holders of our senior debt, including the holders of any senior subordinated debt securities.

   For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a junior subordinated debt security will be deemed to constitute payment upon the principal of the junior subordinated debt security.

Definitions

   Unless otherwise indicated in the applicable prospectus supplement, the following definitions are applicable to the subordinated indentures relating to the subordinated debt securities. You should refer to the applicable subordinated indenture for the full definition of each term.

   "Debt" means, without duplication, with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent:

  . every obligation of that person or entity for money borrowed;

  . every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of that person or entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person or entity;

  . every obligation of that person or entity issued or assumed as the deferred purchase price of property or services;

  . all indebtedness of that person or entity, whether incurred on or prior to the date of the applicable subordinated indenture or incurred later, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  . every obligation of the type referred to in the foregoing clauses of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; provided that this definition does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

   "Senior debt" means the principal of, and premium, if any, and interest if any, on debt (as defined above), whether incurred on or prior to the date of the junior subordinated indenture or created later, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt that is equal with, or subordinated to, the junior subordinated debt securities. Senior debt will not include any debt (as defined above) that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us, debt to any of our employees, and the junior subordinated debt securities.

   "Senior indebtedness" means the principal of, and premium, if any, and interest on all indebtedness for borrowed money, whether incurred on or prior to the date of the senior subordinated indenture or incurred later, excluding
(i) the subordinated debt securities, (ii) obligations that by their terms are not superior in right of payment to the senior subordinated securities or to other indebtedness that is equal with, or subordinated to, the senior subordinated securities and (iii) any deferrals, renewals or extensions of any indebtedness for money borrowed. The term "indebtedness for money borrowed" as used in the prior sentence means any obligation of, or any obligation guaranteed by, Lyondell for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   Unless otherwise provided in the prospectus supplement, neither subordinated indenture limits or prohibits the incurrence of additional senior debt or senior indebtedness, either of which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of ours. In connection with the future issuances of securities, the subordinated indentures may be amended or supplemented to limit the amount of indebtedness incurred by us.

   The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Consolidation, Merger and Sale of Assets

   Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, the indentures will provide that we will not, in any transaction or series of transactions, consolidate with or merge into any person, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, unless:

  . either (i) we shall be the continuing corporation or (ii) the person (if other than Lyondell) formed by such consolidation or into which Lyondell is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, is a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on and additional amounts with respect to all the debt securities and the performance of our covenants and obligations under the indenture and the debt securities;

  . immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing or would result from the transaction;

  . we deliver to the applicable trustee an officer's certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the applicable indenture; and

  . we comply with any provisions provided for with respect to any series of debt securities.

Conversion or Exchange

   If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Governing Law

   The indentures, the guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

   Each indenture will contain certain limitations on the right of the applicable trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. Each trustee is permitted to engage in other transactions. However, the trustee generally must eliminate any conflicting interest it acquires or resign.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of Lyondell Chemical Company currently consists of 250,000,000 shares of common stock, par value $1.00 per share, and 80,000,000 shares of preferred stock, par value $.01 per share. The following summary description of our capital stock is qualified in its entirety by reference to our certificate of incorporation, and our by-laws, each as amended, copies of which have been filed as exhibits to Lyondell's Annual Report on Form 10-K. You should read our certificate of incorporation and by-laws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you.

Common Stock

   We are currently authorized to issue 250,000,000 shares of common stock, of which 117,564,920 shares of common stock were outstanding at March 31, 2002.

   Holders of our common stock are entitled:

  . to receive any dividends as may from time to time be declared by our board of directors;

  . to one vote per share on all matters on which the holders of our common stock are entitled to vote;

  . to act by written consent in lieu of voting at a meeting of the holders of our common stock; and

  . to share ratably in all of our assets available for distribution to the holders of our common stock, in the event of our liquidation, dissolution or winding up.

   The holders of a majority of the shares of common stock represented at a meeting can elect all of the directors.

   Shares of our common stock are not liable to further calls or assessments by us for any of our liabilities that may be imposed on the holders of our common stock under the laws of the State of Delaware, the state of our incorporation. There are no preemptive rights for our common stock in our certificate of incorporation.

   The transfer agent, registrar and dividend disbursing agent for our common stock is the American Stock Transfer & Trust Company.

Preferred Stock

   We are currently authorized to issue up to 80,000,000 shares of preferred stock, $.01 par value per share. Our board of directors will specify the precise characteristics of the preferred stock to be issued, in light of current market conditions and the nature of specific transactions, and is not required to solicit further authorization from the holders of our common stock for any specific issue of preferred stock.

   Our board of directors has adopted a policy providing that no future issuance of preferred stock will be effected without the approval of the holders of our common stock unless the board of directors (whose decision shall be conclusive) determines in good faith:

  . that the issuance is primarily for the purpose of facilitating a financing, an acquisition or another proper corporate objective or transaction; and

  . that any anti-takeover effects of the issuance are not our primary purpose for effecting such issuance.

Our board of directors will not amend or revoke this policy without giving written notice to the holders of all outstanding shares of our stock. However, no such amendment or revocation will be effective, without the approval of the holders of our common stock, to permit a subsequent issuance of preferred stock for the primary purpose of obstructing a takeover of Lyondell by any person who has, prior to such written notice to stockholders, notified the board of directors of its desire to pursue a takeover of Lyondell.

   The prospectus supplement will describe the terms of any preferred stock we offer, including without limitation the specific designation, number of shares, liquidation preference, maturity (if any), redemption or repurchases provisions, dividend rates and payment dates, voting rights, whether convertible or exchangeable into other securities and any other rights, preferences, privileges, limitations and restrictions.

Rights to Purchase Common Stock

   On December 8, 1995, our board of directors declared a dividend of one right for each outstanding share of our common stock, par value $1.00 per share, to the holders of our common stock of record at the close of business on December 20, 1995. Each right entitles the registered holder to purchase from us one share of our common stock at a purchase price of $80.00 per share of common stock, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of December 8, 1995 as it may from time to time be supplemented or amended between Lyondell and The Bank of New York, as Rights Agent.

   Initially, the rights will be attached to all certificates representing outstanding shares of common stock and no separate certificates for the rights will be distributed. The rights will separate from our common stock and a "distribution date" will occur, with certain exceptions, upon the earlier of:

  . ten days following a public announcement of the existence of an "Acquiring Person"; or

  . ten business days following the commencement of a tender offer or an exchange offer that would result in a person becoming an Acquiring Person.

   An "Acquiring Person" is any person or group of affiliated or associated persons that has acquired or obtained the right to acquire beneficial ownership of 15 percent or more of the outstanding shares of our common stock, except that ARCO will not be or become an Acquiring Person unless and until such time as ARCO or any person affiliated or associated with ARCO acquires or becomes the beneficial owner of (or ARCO becomes affiliated or associated with any person who, collectively with ARCO, is the beneficial owner of) more than the lesser of:

  . 1,000,000 shares of our common stock in addition to those ARCO beneficially owned as of December 8, 1995 (or in addition to any lesser number of shares ARCO beneficially owns from time to time thereafter); or

  . one share less than 50 percent of the shares of our common stock outstanding at any time.

   In certain circumstances prior to the time a person has become an Acquiring Person, the distribution date may be deferred by our board of directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of a sufficient amount of our common stock. Until the distribution date:

  . the rights will be evidenced by the common stock certificates (together with this summary of the rights or bearing the notation referred to below) and will be transferred with and only with our common stock certificates;

  . new common stock certificates issued after December 20, 1995 will contain a notation incorporating the rights agreement by reference; and

  . the surrender for transfer of any certificate for our common stock (with or without a copy of this summary of the rights) will also constitute the transfer of the rights associated with the common stock represented by such certificate.

The rights are not exercisable until the distribution date and will expire at the close of business on December 8, 2005, unless earlier redeemed or exchanged by us as described below.

   In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or an exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in the best interests of us and our stockholders (a "Permitted Offer")), each holder of a right will thereafter have the right to receive, upon exercise of such right, a number of shares of our common stock (or, in certain circumstances, cash, property or other securities of Lyondell) having a current market price (as defined in the rights agreement) equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by or transferred to such Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the rights agreement.

   In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50 percent or more of our assets or earning power is sold or transferred, each holder of a right (except rights owned by such Acquiring Person or certain related parties) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

   At any time until the time a person becomes an Acquiring Person, we may redeem the rights in whole, but not in part, at a price of $.0005 per right, payable, at our option, in cash, shares of our common stock or such other consideration as the board of directors may determine. At any time after the occurrence of a Flip-In Event and prior to the occurrence of a Flip-Over Event or a person becoming the beneficial owner of 50 percent or more of the shares of our common stock then outstanding, we may exchange the rights (other than rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, and/or other equity securities deemed to have the same value as one share of our common stock, per right, subject to adjustment.

   Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Lyondell, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock (or other consideration) or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

   The purchase price payable, and the number of shares of our common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock, (ii) if holders of our common stock are granted certain rights or warrants to subscribe for our common stock or securities convertible into our common stock at less than the current market price of our common stock or (iii) upon the distribution to holders of our common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

   Other than the redemption price, any of the provisions of the rights agreement may be amended by our board of directors as long as the rights are redeemable. Thereafter, the provisions of the rights agreement (other than the redemption price) may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to lengthen the time period governing redemption or amendment shall be made at such time as the rights are not redeemable.

   The rights have certain antitakeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors at a time when the rights are redeemable.

   A copy of the rights agreement has been filed as an exhibit to our Annual Report on Form 10-K. This summary description of the rights is qualified in its entirety by reference thereto.

Voting Rights

   Each holder of shares of our common stock, except where otherwise provided by law or our certificate of incorporation, is entitled to one vote, in person or by proxy, for each share of common stock standing in his, her or its name on our books. Our common stock does not have cumulative voting rights. Holders of any of our preferred stock, if any, will be entitled to vote upon the election of directors or upon any questions affecting us only if and to the extent that the holders of any series of our preferred stock are granted voting rights fixed for such series by our board of directors in the resolution creating such series.

Delaware Section 203

   We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of Delaware. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15 percent or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the time that person becomes an interested stockholder unless (i) before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85 percent of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of Lyondell and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer) or (iii) at the time of or subsequent to the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

   Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving Lyondell and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors.

Limitation on Directors' Liability

   Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Our certificate of incorporation limits the liability of our directors to us or the holders of our common stock to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for the following liabilities:

  . for any breach of the director's duty of loyalty to us or the holders of our common stock;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware; or

  . for any transaction from which the director derived an improper personal benefit.

   The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and the holders of our common stock.

Provisions of Lyondell's By-Laws

   Certain provisions of our by-laws establish time periods during which appropriate stockholder proposals must be delivered to us for consideration at special and annual meetings called by us. Our by-laws provide, among other things, that stockholders making nominations for our board of directors at, or bringing other business before, an annual or a special meeting of stockholders must provide timely written notice to us thereof, timely notice being required to be no later than 90 days in advance of the meeting. However, if the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a filing with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to our board of directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced.

Limitation on Changes in Control

   The rights and rights agreement, certain provisions of our by-laws and the provisions of Section 203 of the General Corporation Law of Delaware could have the effect of delaying, deferring or preventing a change in control of Lyondell. This could be the case, notwithstanding that a majority of the stockholders might benefit from such a change in control or offer.

               MARKET FOR COMMON STOCK AND COMMON STOCK DIVIDENDS

   Our common stock is listed on the New York Stock Exchange under the symbol "LYO." The reported high and low sales prices of our common stock on the New York Stock Exchange (New York Stock Exchange Composite Tape) for each quarter from January 1, 2000 through March 31, 2002, inclusive, were as set forth below.

                             Period                                High    Low
                             ------                               ------ -------
2000:
  First Quarter.................................................. 14.875  8.4375
  Second Quarter................................................. 19.500 13.5000
  Third Quarter.................................................. 17.750 11.0000
  Fourth Quarter................................................. 16.750 11.3125
2001:
  First Quarter.................................................. 17.950  12.625
  Second Quarter................................................. 17.650  13.940
  Third Quarter.................................................. 15.400   9.450
  Fourth Quarter................................................. 15.930  10.900
2002:
  First Quarter.................................................. 17.590  12.070
  Second Quarter (through May 14, 2002).......................... 17.140  14.180

   During the last two years, Lyondell has declared $.225 per share quarterly cash dividends (which were paid in the subsequent quarter). On May 2, 2002 our Board of Directors declared a dividend of $.225 per share for the second quarter of 2002, payable June 17, 2002. The declaration and payment of dividends is at the discretion of our board of directors. The future declaration and payment of dividends and the amount of the dividend will be dependent upon Lyondell's results of operations, financial condition, cash position and requirements, investment opportunities, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Subject to these considerations and to the legal considerations discussed in the following paragraph, we currently intend to distribute to our holders of common stock cash dividends on our common stock at a quarterly rate of $.225 per share. During 2001, we paid $106 million in dividends. During the first quarter of 2002, we paid $26 million in dividends.

   Lyondell's credit facilities and indentures limit Lyondell's ability to pay dividends under certain circumstances. In addition, pursuant to a settlement agreement entered into with the Pension Benefit Guaranty Corporation in 1998, Lyondell may not pay extraordinary dividends (as defined by regulations under the Employee Retirement Income Security Act of 1974, as amended) without providing a letter of credit meeting certain specified requirements. In February 2002, Lyondell provided a letter of credit meeting these requirements.

                            DESCRIPTION OF WARRANTS

   We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. The terms will include some or all of the following:

  . the title of the warrants;

  . the aggregate number of warrants offered;

  . the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  . the exercise price of the warrants;

  . the dates or periods during which the warrants are exercisable;

  . the designation and terms of any securities with which the warrants are issued;

  . if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  . if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  . any minimum or maximum amount of warrants that may be exercised at any one time;

  . any terms relating to the modification of the warrants; and

  . any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

   The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements, which will be filed with the SEC.

     DESCRIPTION OF STOCK PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

   We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of securities purchase units consisting of a stock purchase contract and either (i) our debt securities or
(ii) debt obligations of third parties, including U.S. Treasury securities, which will secure the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the securities purchase units or vice versa and such payments may be unsecured or prefunded on some basis.

   The prospectus supplement will describe the terms of any stock purchase contracts or securities purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or securities purchase units. Material United States federal income tax considerations applicable to the securities purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

   We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

  . the terms of the offering;

  . the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

  . the name or names of any managing underwriter or underwriters;

  . the purchase price of the securities from us;

  . the net proceeds to us from the sale of the securities;

  . any delayed delivery arrangements;

  . any underwriting discounts, commissions and other items constituting underwriters' compensation;

  . any initial public offering price;

  . any discounts or concessions allowed or reallowed or paid to dealers; and

  . any commissions paid to agents.

Sale through Underwriters or Dealers

   If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market as may be further described in any prospectus supplement. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

   If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

   We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

   If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

                              GENERAL INFORMATION

   We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

   Except as set forth in the applicable prospectus supplement, Baker Botts L.L.P., Houston, Texas, will issue an opinion about the legality of any debt securities (whether secured or unsecured or senior or subordinated), common stock, preferred stock, warrants, stock purchase contracts, securities purchase units or guarantees we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

                                    EXPERTS

   The consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov, and our electronic SEC filings are also available from our web site at www.lyondell.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement we have filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

   The SEC allows us to incorporate by reference the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

  . our annual report on Form 10-K for the year ended December 31, 2001;

  . our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

  . our current report on Form 8-K filed on January 11, 2002;

  . the description of the common stock, par value $1.00 per share, of Lyondell contained in Lyondell's registration statement on Form 8-A dated December 16, 1988, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

  . the description of the rights to purchase common stock contained in Lyondell's registration statement on Form 8-A dated December 12, 1995, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description.

   We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

     Lyondell Chemical Company
     1221 McKinney Street, Suite 700
     Houston, Texas 77010
     Attention: Investor Relations
     Telephone: (713) 652-7200

   You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide information other than that provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as we describe above for updated information.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, dated May 15, 2002

Prospectus

[LYONDELL LOGO]

Lyondell Chemical Company
One Houston Center, Suite 700
1221 McKinney Street
Houston, Texas 77010
(713) 652-7200

                                 $3,335,000,000

                      Junior Subordinated Debt Securities
                                  Common Stock
                            Stock Purchase Contracts
                           Securities Purchase Units

                                  -----------

                                Lyondell Trust I
                               Lyondell Trust II
                               Lyondell Trust III

                          Trust Preferred Securities

                                  -----------

                                  The Offering

  Consider carefully the Risk Factors     We may offer from time to time:
  beginning on page 5.
                                          .  trust preferred securities,
  We will provide additional terms of        guaranteed by Lyondell Chemical
  our securities in one or more              Company;
  supplements to this prospectus. You
  should read this prospectus and the     .  junior subordinated debt
  related prospectus supplement              securities;
  carefully before you invest in our
  securities. No person may use this      .  common stock;
  prospectus to offer and sell our
  securities unless a prospectus          .  stock purchase contracts; and
  supplement accompanies this
  prospectus.                             .  securities purchase units,
                                             consisting of a stock purchase
                                             contract and either trust
                                             preferred securities or debt
                                             obligations of third parties.

  Our common stock is listed on the New York Stock Exchange under the symbol "LYO."

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

The date of this prospectus is           , 2002.

                               Table of Contents

About This Prospectus.......................................................   2
About Lyondell Chemical Company.............................................   3
The Lyondell Trusts.........................................................   3
Risk Factors................................................................   5
Forward-Looking Information.................................................  15
Use of Proceeds.............................................................  16
Ratio of Earnings to Fixed Charges..........................................  16
Description of Trust Preferred Securities and Trust Guarantees..............  17
Description of The Junior Subordinated Debt Securities......................  20
Description of Capital Stock................................................  22
Description of Stock Purchase Contracts and Securities Purchase Units.......  28
Plan of Distribution........................................................  28
General Information.........................................................  29
Legal Opinions..............................................................  29
Experts.....................................................................  30
Where You Can Find More Information.........................................  30

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the SEC under a "shelf" registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings with a total initial offering price of up to $3,335,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information this prospectus contains. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to in the "Where You Can Find More Information" section of this prospectus. We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

  .  each trust is a special purpose entity;

  .  none of the trusts has any operating history or independent operations;
     and

  . none of the trusts is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Lyondell's junior subordinated debt securities, and engaging in related activities.

   Furthermore, Lyondell's obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

                        ABOUT LYONDELL CHEMICAL COMPANY

   Lyondell Chemical Company is a global chemical company with low-cost operations and leading producer positions in all of its major products. Lyondell manufactures and markets a variety of intermediate and performance chemicals, including propylene oxide (PO), propylene glycol (PG), propylene glycol ethers (PGE), butanediol (BDO), toluene diisocyanate (TDI), styrene monomer (SM), and tertiary butyl alcohol (TBA) and its derivative methyl tertiary butyl ether (MTBE), which are collectively known as our intermediate chemicals and derivatives business.

   We currently own 41 percent of Equistar Chemicals, LP, a Delaware limited partnership, which operates petrochemicals and polymers businesses. On January 31, 2002, we announced an agreement in principle with Occidental Petroleum Corporation, one of our Equistar partners, to acquire its 29.5 percent share of Equistar. Following completion of this transaction, which is subject to completion and execution of definitive documentation, compliance with the applicable provisions of the partnership agreement and the parent agreement, approval by Lyondell's stockholders and other customary conditions, Lyondell will own 70.5 percent of Equistar. Equistar's petrochemicals business manufactures and markets olefins, oxygenated products, aromatics and specialty products. Equistar's olefins are ethylene, propylene and butadiene, and its oxygenated products include ethylene oxide, ethylene glycol, ethanol and MTBE. Equistar's aromatics are benzene and toluene. Equistar's polymers business manufactures and markets polyolefins, including high density polyethylene, low density polyethylene, linear low density polyethylene, polypropylene and performance polymers. Equistar's performance polymers include enhanced grades of polyethylene, such as wire and cable insulating resins, and polymeric powders.

   We also own 58.75 percent of LYONDELL-CITGO Refining LP, a Delaware limited partnership (LCR), which produces refined petroleum products, including gasoline, low sulfur diesel, jet fuel, aromatics and lubricants. LCR sells its principal refined products primarily to CITGO Petroleum Corporation (CITGO).

   In addition, we own 75 percent of Lyondell Methanol Company, L.P., a Texas limited partnership (LMC), which produces methanol.

   In this prospectus, we refer to Lyondell, its wholly owned and majority owned subsidiaries, and its ownership interest in equity affiliates as "we" or "us," unless we specifically state otherwise or the context indicates otherwise. Lyondell is a Delaware corporation with principal executive offices located at 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone:
(713) 652-7200).

                              THE LYONDELL TRUSTS

   Each of Lyondell Trust I, Lyondell Trust II and Lyondell Trust III (together, the "Lyondell Trusts," and each, a "Lyondell Trust") is a statutory business trust formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each Lyondell Trust's business will be defined in a declaration of trust, which will be executed by Lyondell, as sponsor and depositor for each of the trusts, and the trustees for each of the trusts. Unless stated otherwise in the prospectus supplement, each Lyondell Trust exists exclusively to:

  . issue and sell the trust preferred securities and the trust common securities;

  . invest the gross proceeds of the sale of the trust preferred securities and trust common securities in a specific series of junior subordinated debt securities of Lyondell; and

  . engage in only those other activities necessary, convenient or incidental to carrying out the first two purposes.

   Unless stated otherwise in the prospectus supplement, all of the trust common securities will be owned by us. Unless stated otherwise in the prospectus supplement, the trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the indenture governing the subordinated debt securities, holders of the trust preferred securities have a right to be paid before the holders of the trust common securities on distribution and on liquidation, redemption and otherwise.

   Unless otherwise stated in the prospectus supplement, Lyondell will acquire trust common securities having an aggregate liquidation amount equal to a minimum of three percent of the total capital of each Lyondell Trust. Unless otherwise stated in the prospectus supplement, each Lyondell Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust.

   Each Lyondell Trust's business and affairs will be conducted by its trustees, whose obligations and duties will be governed by the declaration of trust. Subject to limited exceptions, the holder(s) of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Lyondell Trust. At least one of the trustees of each of the Lyondell Trusts will be a person who is an employee or officer of or an affiliate of us. One trustee of each Lyondell Trust will be a financial institution that is not affiliated with us and will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended. A more detailed description of these provisions will be contained in the prospectus supplement.

   Unless the property trustee maintains a principal place of business in Delaware and otherwise meets the requirements of applicable law, one trustee of each Lyondell Trust will be either an individual or a company that has a residence or a principal place of business in Delaware. We will pay all fees and expenses related to each Lyondell Trust and the offering of securities. The property trustee and the Delaware trustee will be set forth in a prospectus supplement.

   The principal place of business of the Lyondell Trusts is c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-7200).

                                  RISK FACTORS

   You should carefully consider the following matters, in addition to the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference, before reaching a decision regarding an investment in our securities.

The cyclicality of the chemical and refining industries may cause significant fluctuation in our income and cash flow.

   Our historical operating results reflect the cyclical and volatile nature of the supply-demand balance in both the chemical and refining industries. These industries historically have experienced alternating periods of inadequate capacity and tight supply, causing prices and profit margins to increase, followed by periods when substantial capacity is added, resulting in oversupply, declining capacity utilization rates and declining prices and profit margins. The cyclicality of these industries results in volatile profits and cash flow over the business cycle.

   Currently, there is overcapacity in the chemical industry. Moreover, a number of participants in the chemical industry either have added or are expecting to add capacity. There can be no assurance that future growth in product demand will be sufficient to utilize this additional, or even current, capacity. Excess industry capacity has depressed and may continue to depress our and/or our joint ventures' volumes and margins. Such excess industry capacity and weak demand for our products, as well as higher energy and raw material prices last year, contributed to a significant decline in our EBITDA during 2001 compared to 2000 and may continue to do so.

External factors beyond our and our joint ventures' control can cause fluctuations in demand for our products and in our prices and margins, which may negatively affect income and cash flow.

   External factors can also cause significant fluctuations in demand for our and our joint ventures' products and volatility in the price of raw materials and other operating costs and can magnify the impact of economic cycles on us and our joint ventures' businesses. Examples of external factors include:

  .  general economic conditions;

  .  competitor actions;

  .  international events and circumstances; and

  .  governmental regulation in the United States and abroad.

   Demand for our products and our joint ventures' products is influenced by general economic conditions. For example, during 2000 and in the first half of 2001, uncertainty regarding the global economy reduced market demand for some of our and our joint ventures' products, which adversely affected our results of operations. This reduction in market demand continued through 2001 until the first quarter of 2002, during which we observed an increase in market demand. In addition, a number of our products and our joint ventures' products are highly dependent on durable goods markets, such as the housing and automotive markets, which are themselves particularly cyclical. Many of our and our joint ventures' products are components of other chemical products that, in turn, are subject to the supply-demand balance of both the chemical and refining industries and general economic conditions. For example, MTBE is used as a blending component in gasoline, and therefore a substantial decline in gasoline prices could result in decreased profitability from MTBE sales. If the global economy does not improve, demand for our and our joint ventures' products and our income and cash flow would be adversely affected.

   We and our joint ventures may reduce production at or idle a facility for an extended period of time or exit a business because of high raw material prices, an oversupply of a particular product and/or a lack of demand for that particular product, which makes production uneconomical. These temporary outages sometimes last for several quarters or, in certain cases, longer and cause us or our joint ventures to incur costs, including the expenses of the outages and the restart of these facilities. It is possible that factors like increases in raw material costs or lower demand in the future will cause us or our joint ventures to further reduce operating rates or idle facilities or exit uncompetitive businesses.

We and our joint ventures sell commodity products in highly competitive markets and face significant price pressure.

   We and our joint ventures sell our products in highly competitive markets. Due to the commodity nature of certain of our and our joint ventures' products, competition in these markets is based primarily on price and to a lesser extent on product performance, product quality, product deliverability and customer service. As a result, we and our joint ventures generally are not able to protect our market position for these products by product differentiation and may not be able to pass on cost increases to our customers. Accordingly, increases in raw material and other costs may not necessarily correlate with changes in prices for these products, either in the direction of the price change or in magnitude. In addition, some of our and our joint ventures' competitors may be able to drive down product prices. Moreover, some of our and our joint ventures' competitors may have greater financial, technological and other resources than ours, and may be better able to withstand changes in market conditions. For certain products, our and our joint ventures' competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. The occurrence of any of these events could adversely affect our financial condition and results of operations.

Rising costs of raw materials and energy may result in increased operating expenses and reduced results of operations.

   We and our joint ventures purchase large amounts of raw materials and energy for our business. The cost of these raw materials and energy, in the aggregate, represents a substantial portion of our operating expenses. The prices of raw materials and energy generally follow price trends of, and vary with market conditions for, crude oil and natural gas, which may be highly volatile and cyclical. Raw material costs began increasing during 1999 due to higher oil and gas prices. These increases continued through 1999, and prices remained at high levels during 2000. Surging natural gas costs late in 2000 and in the first half of 2001 increased both the costs of natural gas liquids-based raw materials, primarily ethane, as well as the cost of utilities. In the first quarter of 2001, our results of operations and Equistar's results of operations were significantly affected by the rising cost of natural gas. Benchmark natural gas prices in the U.S. spiked at nearly $10 per million BTUs in January 2001, compared to a historical price range of $1.50 to $2.50 per million BTUs in the period from 1991 to 1999. After the January 2001 spike, natural gas prices began to decrease, reaching $2.30 per million BTUs in December 2001; however, benchmark natural gas prices for the year still averaged $4.28 per million BTUs, or 10 percent higher than in 2000. Our operating expenses and Equistar's operating expenses will likely increase if these costs increase.

   In addition, higher natural gas prices early in 2001 adversely affected the ability of many domestic chemicals producers to compete internationally since U.S. producers are disproportionately reliant on natural gas as a feedstock and an energy source. In addition to the impact that this has had on Equistar's exports, reduced competitiveness of U.S. producers also has in the past increased the availability of chemicals in North America as U.S. production that would otherwise have been sold overseas was instead offered for sale domestically, resulting in excess supply and lower prices in North America.

We have risks resulting from significant amounts of debt.

   As of March 31, 2002, Lyondell had outstanding debt of approximately $3.84 billion, and Equistar had outstanding debt of approximately $2.29 billion. Our level of debt and the limitations imposed on us by our existing or future debt agreements could have significant consequences on our business and future prospects, including the following:

  . we may not be able to obtain necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

  . our less leveraged competitors could have a competitive advantage because they have greater flexibility to utilize their cash flow to improve their operations; and

  . we could be more vulnerable in the event of a downturn in our business that would leave us less able to take advantage of significant business opportunities and to react to changes in market or industry conditions.

   Lyondell's, Equistar's and LCR's bank credit facilities and Lyondell's and Equistar's indentures relating to their secured debt securities impose restrictions on each of Lyondell, Equistar and LCR. These credit facilities and indentures contain customary covenants that, subject to exceptions, restrict the ability of each of Lyondell, Equistar and LCR to incur additional debt or liens, dispose of assets, make restricted payments (as defined in the agreements) or merge or consolidate with other entities. In addition, the credit facilities require the maintenance of specified financial ratios as provided in the agreements. The breach of these covenants could permit the lenders to declare the loans immediately payable and could permit the lenders under the credit facilities to terminate future lending commitments.

Shared control of joint ventures involving Lyondell may delay decisions or actions.

   A substantial portion of our operations is conducted through joint ventures. We share control of these joint ventures with third parties.

   Our forecasts and plans with respect to these joint ventures assume that our joint venture partners will observe their obligations with respect to the joint ventures. In the event that any of our joint venture partners do not observe their commitments, it is possible that the affected joint venture would not be able to operate in accordance with its business plans or that we would be required to increase our level of commitment in order to give effect to such plans.

   As with any such joint venture arrangements, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint ventures and in turn our business and operations.

   Lyondell or any of the other owners of the joint ventures may transfer control of their joint venture interests or engage in mergers or other business combination transactions with a third party or one or more of the other owners that could result in a change of control of Lyondell or the joint venture or the other owners. In many instances, such a transfer would be subject to an obligation to first offer the other owners an opportunity to purchase the interest. Lyondell and the other joint venture owners have discussed, and from time to time may continue to discuss, in connection with their ordinary course dialog regarding the joint ventures or otherwise, transactions that could result in a transfer or modification, directly or indirectly, of their ownership in a joint venture. We cannot be certain that any of the joint venture owners will not sell, transfer or otherwise modify their ownership interest in a joint venture, whether in a transaction involving third parties and/or one or more of the other owners. Upon a transfer of an interest in Equistar, the partnership agreement and key agreements between Equistar and its owners would remain in place and may not be modified without the consent of all of the owners, but the transfer could affect the governance of Equistar, particularly because Equistar's partnership agreement requires unanimous approval for some decisions.

   Equistar's credit facility provides that an event of default occurs if any combination of Lyondell, Millennium and Occidental ceases to collectively hold at least a 50 percent interest. LCR's credit facility provides that an event of default occurs if Lyondell and CITGO cease to individually or collectively hold at least a 35 percent interest. In addition, LCR's credit facility provides that an event of default occurs if (i) Lyondell transfers its interest as a member of LCR to a person other than an affiliate or (ii) neither CITGO nor any of its affiliates is a member of LCR.

Distributions of cash from our joint ventures may be restricted.

   We conduct a substantial amount of our operations through our joint ventures. Our ability to meet our debt service and other obligations is dependent, in part, upon the receipt of distributions from our joint ventures. LCR's credit facility prohibits the payment of distributions to us during an event of default thereunder. Subject to the provisions of the applicable debt agreements, future borrowings by our joint ventures may contain other restrictions or prohibitions on the payment of distributions by such joint ventures to us. Dependent upon applicable state law, our joint ventures may be limited in amounts that they are permitted to pay as distributions on their equity interests. Our joint ventures' ability to distribute cash to us is also dependent upon their economic performance, which is dependent on a variety of factors, including factors described elsewhere in the "Risk Factors" section of this prospectus. For example, Equistar did not make any distributions to its owners in 2001, as its results of operations have been adversely affected by increasing industry capacity for the products it sells, higher raw material prices and reduced demand due to weak economic conditions.

LCR's crude oil supply agreement with PDVSA Petroleo, S.A. (PDVSA Oil) is important to LCR's operations because it reduces the volatility of earnings and cash flow. The agreement is currently subject to litigation and subject to the risk of enforcing judgments against non-United States affiliates of a sovereign nation and force majeure risks.

   Most of the crude oil used by LCR as a feedstock for its refinery is purchased under the crude supply agreement with PDVSA Oil, an affiliate of Petroleos de Venezuela, S.A. (PDVSA), which was entered into in 1993. The crude supply agreement incorporates formula prices to be paid by LCR for the crude oil supplied based on the market value of a slate of refined products deemed to be produced from each particular crude oil or feedstock, less (i) certain deemed refining costs adjustable for inflation and energy costs, (ii) certain actual costs and (iii) a deemed margin, which varies according to the grade of crude oil or other feedstock delivered. The actual refining margin earned by LCR may vary from the formula amount depending on, among other things, the efficiency with which LCR conducts its operations from time to time. Although LCR believes that the crude supply agreement reduces the volatility of its earnings and cash flows, the crude supply agreement also limits LCR's ability to enjoy higher margins during periods when the market price of crude oil is low relative to the then-current market prices for refined products. In addition, if the actual yields, costs or volumes of the LCR refinery differ substantially from those contemplated by the crude supply agreement, the benefits of this agreement to LCR could be substantially diminished and could result in lower earnings and cash flow for LCR. Furthermore, there may be periods during which LCR's costs for crude oil under the crude supply agreement may be higher than might otherwise be available to LCR from other sources. A disparate increase in the price of heavy crude oil relative to the prices for its products, such as experienced in 1999, has the tendency to make continued performance of its obligations under the crude supply agreement less attractive to PDVSA Oil.

   Under the crude supply agreement, PDVSA Oil is required to sell, and LCR is required to purchase, 230,000 barrels per day of extra heavy crude, which constitutes approximately 86 percent of the LCR refinery's refining capacity of 268,000 barrels per day of crude oil. By letter dated April 16, 1998, PDVSA Oil informed LCR that the Venezuelan government, through the Ministry of Energy and Mines, had instructed that production of certain grades of crude oil be reduced. The letter stated that PDVSA Oil declared itself in a force majeure situation and that PDVSA Oil would reduce deliveries of crude oil. Such reductions in deliveries were purportedly based on announced OPEC production cuts. LCR began receiving reduced deliveries of crude oil from PDVSA Oil in August 1998, amounting to 195,000 barrels per day in that month. LCR was advised by PDVSA Oil in May 1999 of a further reduction in the deliveries of crude oil supplied under the crude supply agreement to 184,000 barrels per day, effective May 1999.

   On several occasions since then, PDVSA Oil further reduced crude oil deliveries, although it made payments under a different provision of the crude supply agreement in partial compensation for such reductions. Subsequently, PDVSA Oil unilaterally increased deliveries of crude oil to LCR to 195,000 barrels per day effective April 2000, to 200,000 barrels per day effective July 2000 and to 230,000 barrels per day effective October 2000.

   During 2001, PDVSA Oil declared itself in a force majeure situation, but did not reduce crude oil deliveries to LCR during 2001. In January 2002, PDVSA Oil again declared itself in a force majeure situation and stated that crude oil deliveries could be reduced by up to 20.3 percent beginning March 1, 2002. In February 2002, LCR was advised by PDVSA Oil that deliveries of crude oil to LCR in March 2002 would be reduced to approximately 198,000 barrels per day. Lyondell currently expects second quarter 2002 deliveries under the crude supply agreement to average 190,000 barrels per day. The recent political uncertainty in Venezuela has not affected crude oil deliveries, the crude supply agreement or related matters to date, and the long-term effects of these events, if any, are not yet clear.

   LCR has consistently contested the validity of PDVSA Oil's and PDVSA's reductions in deliveries under the crude supply agreement. The parties have different interpretations of the provisions of the contracts concerning the delivery of crude oil. The contracts do not contain dispute resolution procedures, and the parties have been unable to resolve their commercial dispute. As a result, on February 1, 2002, LCR filed a lawsuit against PDVSA and PDVSA Oil in connection with the January 2002 force majeure declaration, as well as the claimed force majeure from April 1998 to September 2000.

   There are risks associated with enforcing the provisions of contracts with companies such as PDVSA Oil that are non-United States affiliates of a sovereign nation. All of the crude oil supplied by PDVSA Oil under the crude supply agreement is produced in the Republic of Venezuela, which has experienced economic difficulties and attendant social and political changes in recent years. It is impossible to predict how governmental policies may change under the current or any subsequent Venezuelan government. In addition, there are risks associated with enforcing judgments of United States courts against entities whose assets are located outside of the United States and whose management does not reside in the United States. Although the parties have negotiated alternative arrangements in the event of certain force majeure conditions, including Venezuelan governmental or other actions restricting or otherwise limiting PDVSA Oil's ability to perform its obligations, any such alternative arrangements may not be as beneficial to LCR as the crude supply agreement.

   In 1999, PDVSA announced its intention to renegotiate the crude supply agreements with all third parties, including LCR. In light of PDVSA's announced intent, we cannot assure you that PDVSA Oil will continue to perform its obligations under the crude supply agreement. However, it has confirmed that it expects to honor its commitments if a mutually acceptable restructuring of the crude supply agreement is not achieved. From time to time, Lyondell and PDVSA have had discussions covering both a restructuring of the crude supply agreement and a broader restructuring of the LCR partnership. We are unable to predict whether changes in either arrangement will occur.

   If the crude supply agreement is modified or terminated or this source of crude oil is otherwise interrupted due to production difficulties, OPEC-mandated supply cuts, political or economic events in Venezuela or other factors, LCR could experience significantly lower earnings and cash flows. The parties each have a right to transfer their interests in LCR to unaffiliated third parties in certain circumstances, subject to reciprocal rights of first refusal. In the event that CITGO were to transfer its interest in LCR to an unaffiliated third party, PDVSA Oil would have an option to terminate the crude supply agreement. Depending on then-current market conditions, any breach or termination of the crude supply agreement or reduction in supplies thereunder could adversely affect LCR, since LCR would have to purchase all or a portion of its crude oil feedstocks in the merchant market, which could subject LCR to significant volatility and price fluctuations. We cannot assure you that alternative crude oil supplies with similar margins will be available for purchase by LCR.

Operating problems in our business may adversely affect our income and cash flow.

   The occurrence of material operating problems at our facilities or any of our joint ventures' facilities, including, but not limited to, the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on our operations as a whole, during and after the period of such operational difficulties. Our income and cash flow are dependent on the continued operation of our various production facilities, our joint ventures' production facilities and the ability to complete construction projects on a schedule. Although we and our joint ventures take precautions to enhance the safety of operations and minimize the risk of disruptions, our operations and our joint ventures' operations, along with the operations of other members of the chemical and refining industries, are subject to hazards inherent in chemical manufacturing and refining and the related storage and transportation of raw materials, products and wastes. These hazards include:

  .  pipeline leaks and ruptures;

  .  explosions;

  .  fires;

  .  severe weather and natural disasters;

  .  mechanical failure;

  .  unscheduled downtime;

  .  labor difficulties;

  .  transportation interruptions;

  .  remediation complications;

  .  chemical spills;

  .  discharges or releases of toxic or hazardous substances or gases;

  .  storage tank leaks;

  .  other environmental risks; and

  .  potential terrorist acts.

   Some of these hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, we are also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. We are not fully insured against all potential hazards incident to our business, including losses resulting from war risks or terrorist acts. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and in some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability, for which we were not fully insured, it could have a material adverse effect on our financial position.

Our operations and assets are subject to extensive environmental, health and safety laws and regulations.

   We cannot predict with certainty the extent of our, our subsidiaries' or our joint ventures' future liabilities and costs under environmental, health and safety laws and regulations and we cannot assure you that they will not be material. In addition, we, our subsidiaries or our joint ventures may face liability for alleged personal injury or property damage due to exposure to chemicals or other hazardous substances at our facilities or chemicals that we otherwise manufacture and sell, handle or own. Although these claims have not historically had a material impact on our, our subsidiaries' or our joint ventures' operations, a significant increase in the number or success of these claims could materially adversely affect our, our subsidiaries' or our joint ventures' business, financial condition, operating results or cash flow.

   The production facilities of Lyondell, Equistar, LCR and LMC are generally required to have permits and licenses regulating air emissions, discharges to water and storage, treatment and disposal of hazardous wastes. Companies such as Lyondell and its joint ventures that are permitted to treat, store or dispose of hazardous waste and maintain underground storage tanks pursuant to the Resource Conservation and Recovery Act (RCRA) also are required to meet certain financial responsibility requirements. We believe that we and our joint ventures have all permits and licenses generally necessary to conduct business or, where necessary, are applying for additional, amended or modified permits and that we and our joint ventures meet applicable financial responsibility requirements.

   The policy of each of Lyondell, Equistar, LCR and LMC is to be in compliance with all applicable environmental laws. Lyondell and Equistar also are each committed to Responsible Care(R), an international chemical industry initiative to enhance the industry's responsible management of chemicals. Our subsidiaries and joint ventures (together with the industries in which they operate) are subject to extensive national, state and local environmental laws and regulations concerning emissions to the air, discharges onto land or waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Many of these laws and regulations provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, we cannot accurately predict future developments, such as increasingly strict environmental laws, and inspection and enforcement policies, as well as higher compliance costs therefrom, which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and nonhazardous waste. Some risk of environmental costs and liabilities is inherent in particular operations and products of ours, and our joint ventures, as it is with other companies engaged in similar businesses, and there is no assurance that material costs and liabilities will not be incurred. In general, however, with respect to the capital expenditures and risks described above, we do not expect that we or our joint ventures will be affected differently from the rest of the chemicals and refining industry where our facilities or our joint ventures' facilities are located.

   Environmental laws may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities, the costs of transportation and storage of raw materials and finished products and the costs of the storage and disposal of wastewater. Also, U.S. "Superfund" statutes may impose joint and several liability for the costs of remedial investigations and actions on the entities that generated waste, arranged for disposal of the wastes, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them, including us) may be required to bear all of such costs regardless of fault, legality of the original disposal or ownership of the disposal site. As of March 31, 2002, our, our subsidiaries' and our joint ventures' environmental liability for future assessment and remediation costs at the above-mentioned sites totaled $28 million. The liabilities per site range from less than $1 million to $11 million and are expected to be incurred over the next two to seven years. It is possible that new information about the sites for which the accrual has been established, new technology or future developments, such as involvement in other Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA), RCRA, Texas Natural Resource Conservation Commission (TNRCC) or other comparable state or foreign law investigations, could require us to reassess our potential exposure related to environmental matters.

   The LCR refinery contains on-site solid-waste landfills, which were used in the past to dispose of waste generated at this facility. It is anticipated that corrective measures will be necessary to comply with federal and state requirements with respect to this facility. We are also subject to certain assessment and remedial actions at the LCR refinery under RCRA. In addition, we negotiated an order with the TNRCC for assessment and remediation of groundwater and soil contamination at the refinery. We also have liabilities under RCRA and various state and foreign government regulations related to five current plant sites and three former plant sites. We are also responsible for a portion of the remediation of certain off-site waste disposal facilities. We are currently contributing funds to the cleanup of two waste sites located near Houston, Texas under CERCLA and the Superfund Amendments and Reauthorization Act of 1986. Lyondell has also been named, along with several other companies, as a potentially responsible party for a third CERCLA site near Houston, Texas. The

$28 million accrual described above includes, where applicable, costs to address these RCRA, TNRCC and CERCLA matters. In addition, Lyondell is involved in administrative proceedings or lawsuits relating to a minimal number of other CERCLA sites. We estimate, based upon currently available information, that potential loss contingencies associated with the latter CERCLA sites, individually and in the aggregate, are not significant.

   In some cases, compliance with environmental, health and safety laws and regulations can be achieved only by capital expenditures. In the years ended December 31, 2001, 2000 and 1999, we, our subsidiaries and our joint ventures (on a 100 percent basis) spent, in the aggregate, approximately $34 million, $20 million and $21 million, respectively, for environmentally related capital expenditures at existing facilities. We, our subsidiaries and our joint ventures anticipate spending approximately $99 million for 2002 and approximately $240 million for 2003 for environmentally related capital expenditures. The increased level of such expenditures for 2001, 2002 and 2003 is a result of, among other things, implementation of a plan for the Houston/Galveston region to comply with the ozone standard, as discussed below.

   The eight-county Houston/Galveston region has been designated a severe nonattainment area for ozone by the U.S. Environmental Protection Agency (EPA). As a result, in December 2000, the TNRCC submitted a plan to the EPA to reach and demonstrate compliance with the ozone standard by November 2007. Ozone is a product of the reaction between volatile organic compounds (VOCs) and nitrogen oxides (NOx) in the presence of sunlight, and is a principal component of smog. The proposed plans for meeting the ozone standard focus on significant reductions in NOx emissions. NOx emission reduction controls must be installed at LCR's refinery and each of Lyondell's two facilities and Equistar's six facilities in the Houston/Galveston region during the next several years, well in advance of the 2007 deadline. Compliance with the provisions of the plan will result in increased capital investment during the next several years and higher annual operating costs for Equistar, Lyondell and LCR. As a result, Lyondell estimates that aggregate related capital expenditures could total between $400 million and $500 million for Lyondell, Equistar and LCR before the 2007 deadline. Lyondell's direct share of such expenditures could total between $65 million and $80 million. Lyondell's proportionate share of Equistar's expenditures could total between $85 million and $105 million, and Lyondell's proportionate share of LCR's expenditures could total between $75 million and $95 million. The timing and amount of these expenditures are subject to regulatory and other uncertainties, as well as obtaining the necessary permits and approvals.

   Lyondell has been actively involved with a number of organizations to help solve the ozone problem in the most cost-effective manner and, in January 2001, Lyondell and the BCCA Appeal Group (a group of industry participants) filed a lawsuit against the TNRCC to encourage adoption of their alternative plan to achieve the same air quality improvement with less negative economic impact on the region. In June 2001, the parties entered into a consent order with respect to the lawsuit. Pursuant to the consent order, the TNRCC agreed to review, by June 2002, the scientific data for ozone formation in the Houston/Galveston region. In October 2001, the EPA approved the TNRCC plan, and the BCCA Appeal Group filed a timely petition for judicial review of that action on January 11, 2002. If the TNRCC scientific review supports the industry group proposal, the TNRCC has agreed to revise the NOx emission reduction requirements set forth in its original plan. Any revisions will have to be approved by the EPA. Such revisions of the NOx emission reduction requirements are expected to reduce the estimated capital investments for NOx reductions required by Lyondell, Equistar and LCR to comply with the plans for meeting the ozone standards. However, there can be no guarantees as to the ultimate capital cost of implementing any final plan developed to ensure ozone attainment by the 2007 deadline.

   The Clean Air Act specified certain emissions standards for vehicles beginning in the 1994 model year and required the EPA to study whether further emissions reductions from vehicles were necessary, starting no earlier than the 2004 model year. In 1998, the EPA concluded that more stringent vehicle emissions standards were needed and that additional controls on gasoline and diesel were necessary to meet these emissions standards. New standards for gasoline were finalized in 1999 and will require refiners to produce a low sulfur gasoline by 2004, with final compliance by 2006. A new "on-road" diesel standard was adopted in January 2001 and will require refiners to produce ultra low sulfur diesel by June 2006, with some allowance for a conditional phase-in period that could extend final compliance until 2009. Lyondell estimates that these standards will result in increased capital investment for LCR, totaling between $175 million to $225 million for the new gasoline standards and $250 million to $300 million for the new diesel standards, between now and the implementation dates. Lyondell's share of LCR's capital expenditures would be between $250 million and $300 million. In addition, these standards could result in higher operating costs for LCR. Equistar's business may also be impacted if these standards increase the cost for processing fuel components.

Pending or future legislative initiatives or litigation may adversely affect Lyondell's MTBE sales.

   In the United States, the Clean Air Act Amendments of 1990 set minimum levels for oxygenates, such as MTBE, in gasoline sold in areas not meeting specified air quality standards. In Europe, demand for MTBE has benefited from new legislation in the 15-nation European Union. The so-called "Auto/Oil Legislation" aimed at reducing air pollution from vehicle emissions was enacted in 1998, and refineries increased consumption of MTBE to meet the new blending requirements. However, while studies by federal and state agencies and other world organizations have shown that MTBE is safe for use in gasoline, is not carcinogenic and is effective in reducing automotive emissions, the presence of MTBE in some water supplies in California and other states due to gasoline leaking from underground storage tanks and in surface water from recreational watercraft has led to public concern, and some litigation, that MTBE may, in certain limited circumstances, affect the taste and odor of drinking water supplies.

   Certain federal and state governmental initiatives have sought either to rescind the oxygenate requirement for reformulated gasoline or to restrict or ban the use of MTBE. On April 25, 2002, the U.S. Senate passed its version of an omnibus energy bill, which, among other things, would ban the use of MTBE as a fuel oxygenate. The Senate bill is not law and must be reconciled with the version of the omnibus energy bill passed by the U.S. House of Representatives in 2001. Lyondell does not expect these initiatives to have a significant impact on MTBE margins and volumes in 2002. Lyondell's MTBE sales represented approximately 35 percent of its total 2001 revenues.

   We have developed technologies to convert TBA into alternate gasoline blending components should it be necessary to reduce MTBE production in the future. However, implementation of such technologies would require additional capital investment. The profit margin on such alternate gasoline blending components could differ from those historically realized on MTBE.

Our international operations are subject to exchange rate fluctuations, exchange controls, political risks and other risks relating to foreign operations.

   International operations and exports to foreign markets are subject to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties and taxes, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments may be subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of Lyondell.

Lyondell and Equistar pursue acquisitions, dispositions and joint ventures.

   Lyondell and Equistar both seek opportunities to maximize efficiency or value through various transactions. These transactions may include various business combinations, purchases or sales of assets or contractual arrangements or joint ventures that are intended to result in the realization of synergies, the creation of efficiencies or the generation of cash to reduce debt. To the extent permitted under Lyondell's and Equistar's credit facilities and other debt, some of these transactions may be financed by additional borrowings by

Lyondell or Equistar or by the issuance of equity securities. Although these transactions are expected to yield longer-term benefits if the expected efficiencies and synergies of the transactions are realized, they could adversely affect the results of operations of Lyondell or Equistar in the short term because of the costs associated with such transactions.

Our quarterly results will vary significantly.

   Our quarterly results will vary significantly depending on various factors, most of which are beyond our control, including:

  . changes in product prices, product demand, including seasonal demand for certain products, such as MTBE, raw material costs or supply arrangements;

  .  the scheduling of plant turnarounds;

  .  fluctuations in shipments to customers;

  .  adverse developments in foreign or domestic markets;

  .  regional business activities;

  .  changes in interest rates;

  .  foreign exchange fluctuations; and

  .  unanticipated expenses.

                          FORWARD-LOOKING INFORMATION

   This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

   The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

  .  the cyclical nature of the chemical and refining industries;

  .  uncertainties associated with the United States and worldwide economies;

  . substantial chemical and refinery capacity additions resulting in oversupply and declining prices and margins;

  .  the availability and cost of raw materials and utilities;

  .  access to capital markets;

  .  technological developments;

  . current and potential governmental regulatory actions in the United States and other countries;

  .  potential terrorist attacks;

  . operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases, and other environmental risks); and

  . our ability to implement our business strategies, including cost reductions.

   We have discussed some of these factors in more detail in the "Risk Factors" section of this prospectus and in our other filings with the SEC, including those filings incorporated by reference into this prospectus. These factors are not necessarily all the important factors that could affect us or our joint ventures. We advise you that you should (i) be aware that important factors we do not refer to above could affect the accuracy of our forward-looking statements and (ii) use caution and common sense when considering our forward-looking statements. We do not intend to update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

   Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include funding working capital requirements, capital expenditures, repayment and refinancing of indebtedness and repurchases and redemptions of securities, and may initially be invested in short-term marketable securities. We will determine any specific allocation of the net proceeds of any offering to a specific purpose at the time of such offering and will describe the specific allocation in the related prospectus supplement. Unless otherwise provided in the prospectus supplement, each Lyondell Trust will use proceeds from the sale of the trust preferred securities to purchase junior subordinated debt securities from us.

Accounting Treatment Relating to Trust Preferred Securities

   The financial statements of any Lyondell Trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Lyondell-obligated mandatorily convertible preferred capital trust securities of a subsidiary trust. Our consolidated financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our junior subordinated debt securities and will specify the designation, principal amount, interest rate and maturity date of the junior subordinated debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods shown is as follows:

                                       For the Three  Years Ended December 31,
                                        Months Ended  ------------------------
                                       March 31, 2002 2001 2000 1999 1998 1997
                                       -------------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (a)..................................       --        --  2.0x  --  1.2x 4.6x

--------
(a) For the three months ended March 31, 2002 and for the years ended December 31, 2001 and 1999, earnings were insufficient to cover fixed charges by $75 million, $224 million and $104 million, respectively. The ratio of earnings to fixed charges has been calculated including amounts for Lyondell and its current proportionate share of amounts for Equistar (57 percent through May 15, 1998 and 41 percent thereafter), LCR (58.75 percent for the year ended December 31, 1998 and thereafter, 86 percent for the first quarter of 1997 and 58.49 percent for the remainder of 1997) and LMC (75 percent for the year ended December 31, 1998 and thereafter), for the periods in which Lyondell accounted for its respective investment in each such joint venture using the equity method of accounting. Lyondell remains a guarantor of $300 million of Equistar's debt and a co-obligor with Equistar for $31 million of debt for which Equistar assumed responsibility in connection with its formation. Fixed charges include interest expense plus capitalized interest and the portion of rental expense that represents an interest factor.

                         DESCRIPTION OF TRUST PREFERRED
                        SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

   Each declaration of trust will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities, together, the "trust securities." Each declaration will be qualified as an indenture under the Trust Indenture Act.

   The trust preferred securities will have the terms set forth in the applicable declaration or made part of the declaration by the Trust Indenture Act. You should read the prospectus supplement relating to the particular trust preferred securities of a trust for specific terms, including:

  .  the distinctive designation of trust preferred securities;

  .  the number of trust preferred securities to be issued;

  . the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

  . whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the securities will be cumulative;

  . the amount or amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  . any conversion or exchange provisions applicable to the trust preferred securities;

  . the terms and conditions, if any, upon which the related series of the applicable subordinated debt securities may be distributed to holders of trust preferred securities;

  . the obligation, if any, of the Lyondell Trust to purchase or redeem the trust preferred securities it issued and the price or prices at which, the period or periods within which and the terms and conditions upon which these securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

  . the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of the trust; and

  .  any other specific terms of the trust preferred securities.

   Pursuant to each declaration, the property trustee will own the subordinated debt securities purchased by the applicable trust for the benefit of the holders of the trust preferred securities. Lyondell will guarantee to the extent described in the "Trust Guarantees" section of this prospectus the payment of distributions out of money held by the trusts and payments upon redemption of trust preferred securities or liquidation of any trust.

   The material federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.

Trust Common Securities

   In connection with the issuance of trust preferred securities, each Lyondell Trust will also issue one series of trust common securities. Each declaration of trust will authorize the administrative trustee of a trust to issue on behalf of the trust one series of trust common securities with the terms set forth in the declaration of trust. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities will be substantially identical to the terms of each trust preferred security. The trust common securities will rank equally and payments will be made pro rata with the trust preferred securities. However, upon an event of default under the indenture governing any subordinated debt securities issued to a Lyondell Trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of a trust. Lyondell will own, directly or indirectly, all of the trust common securities of each trust.

Trust Guarantees

   Set forth below is a summary of information concerning the trust guarantees that Lyondell will execute and deliver for the benefit of the holders of trust preferred securities of the respective trusts. The prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. Because this is a summary, it does not contain all of the information in the trust guarantee. You should read the entire trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

   Lyondell will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full, to the holders of trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim which the applicable trust may have or assert, to the extent not paid or made by the applicable trust:

  . any accumulated and unpaid distributions and the redemption price, including all accumulated and unpaid distributions to the date of the redemption, payable out of available funds with respect to any trust preferred securities called for redemption by the trust; and

  . upon a voluntary or an involuntary dissolution, winding up or termination of the trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities issued by the trust, the lesser of:

    . the aggregate of the liquidation preference and all accumulated and unpaid distributions on the trust preferred securities of the series to the date of payment, to the extent the applicable trust has funds legally available therefor; or

    . the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the series in liquidation as required by applicable law.

   Lyondell's obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

Amendments and Assignment

   Generally, the trust guarantee with respect to any series of trust securities may be changed only with the prior approval of Lyondell and the holders of at least a majority in liquidation preference of the outstanding trust preferred securities of the series. However, if the changes do not adversely affect the rights of holders of trust preferred securities of any series in any material respect, no vote will be required. We will describe the manner of obtaining any approval of holders of the trust preferred securities of each series in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind Lyondell's successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the applicable series of trust preferred securities then outstanding.

Termination of the Trust Guarantees

   Each trust guarantee will terminate as to the trust preferred securities issued by the applicable Lyondell Trust upon:

  . full payment of the redemption price of all trust preferred securities of the trust;

  . distribution of the subordinated debt securities of Lyondell held by the trust to the holders of the trust securities of the trust; or

  . full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

   Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Lyondell Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee. The subordination provisions of the subordinated debt securities and the trust guarantees, respectively, will provide that in the event payment is made on the subordinated debt securities or the trust guarantees in contravention of such provisions, such payments will be paid over to the holders of senior indebtedness.

Ranking of the Trust Guarantee

   Except as otherwise provided in a prospectus supplement, each trust guarantee will constitute Lyondell's unsecured obligation and will rank:

  . either subordinate and junior or equally in right of payment to all of Lyondell's other liabilities;

  . equally with the most senior preferred or preference stock, if any, hereafter issued by Lyondell and with any guarantee hereafter entered into by Lyondell in respect of any preferred or preference stock or interests of any affiliate of Lyondell; and

  .  senior to Lyondell's common stock.

   Each declaration will provide that each holder of trust securities by accepting the security agrees to the subordination provisions and other terms of the applicable trust guarantee.

   Each trust guarantee will constitute a guarantee of payment and not of collection. Each trust guarantee will be deposited with the guarantee trustee to be held for the benefit of any series of trust preferred securities. The guarantee trustee will have the right to enforce the trust guarantee on behalf of the holders of any series of trust preferred securities. The holders of not less than a majority in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee applicable to the series of trust preferred securities or exercising any trust or other power conferred upon the guarantee trustee under the trust guarantee applicable to the series of trust preferred securities. If the guarantee trustee fails to enforce the trust guarantee, any holder of trust preferred securities of a series to which the trust guarantee pertains may institute a legal proceeding directly against Lyondell to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under such trust guarantee.

Governing Law

   Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

   Lyondell may issue to the Lyondell Trusts from time to time one or more series of junior subordinated debt securities under an indenture, but Lyondell will issue only one series of junior subordinated debt securities to each Lyondell Trust.

Ranking

   The junior subordinated debt securities will be the unsecured junior subordinated obligations of Lyondell. In any liquidation, reorganization or insolvency proceeding involving Lyondell, the rights of Lyondell and its creditors, including the holders of the junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of our subsidiaries or our joint ventures.

Subsequent Distribution to Holders of Trust Securities

   If we issue junior subordinated debt securities to a trust in connection with the issuance of trust preferred securities and common securities by that trust, those junior subordinated debt securities subsequently may be distributed to the holders of the trust preferred securities and common securities either:

  .  upon the dissolution of the trust; or

  . upon the occurrence of events that we will describe in the prospectus supplement.

Terms

   The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:

  .  the designation of the securities;

  .  the total principal amount of the securities;

  .  the purchase price of and any premium on the securities;

  . the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates;

  . the interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  . any right to extend or defer the interest payment periods and the duration of the extension;

  . whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounded;

  .  any provisions for redemption;

  . any provisions that would obligate us to redeem or purchase the securities;

  .  any provisions for exchange, conversion or prepayment of the securities;

  . whether and under what circumstances we will pay any additional amounts on the securities and whether we will have the option to redeem the securities rather than pay the additional amounts;

  .  the form of the securities;

  . any changes or additions to the events of default or covenants described in this prospectus;

  . whether we will issue the securities in the form of one or more global securities and the identity of any depositary;

  . the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to us concerning the securities;

  . the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  . any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations;

  .  the identity of any paying agent; and

  . any other specific terms, including restrictive covenants, of the junior subordinated debt securities.

Subordination

   Payment of principal of and premium, if any, and interest on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of Lyondell. Unless the prospectus supplement specifies otherwise, the indenture will provide that no payment of principal of or premium, if any, or interest on the junior subordinated debt securities may be made if Lyondell fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived or has ceased to exist or until we have discharged or paid the senior debt in full.

   Unless the prospectus supplement specifies otherwise, if the maturity of the junior subordinated debt securities is accelerated, Lyondell will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium, if any, and interest then due in full, including any amounts due upon acceleration. If Lyondell pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt will be paid first before any payment is made on the junior subordinated debt securities.

   The subordination will not affect Lyondell's absolute and unconditional obligation to pay, when due, principal of, premium, if any, and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

   Unless the prospectus supplement specifies otherwise, the indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the junior subordinated debt securities, if we became insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other Lyondell creditors.

   Unless we inform you otherwise in the prospectus supplement, the term "senior debt" means the principal of and premium, if any, and interest on "debt" of Lyondell, but excludes any debt that:

  .  is without recourse; or

  . states that it is subordinated to or ranks equal with the junior subordinated debt securities.

   Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

  .  indebtedness for borrowed money;

  . obligations evidenced by bonds, debentures, notes or similar instruments;

  . undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business;

  . reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement;

  . obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

  .  capitalized lease obligations;

  .  debt of a third party secured by a lien on any asset of Lyondell;

  .  debt of others guaranteed by Lyondell to the extent of the guarantee;
     and

  .  obligations for claims under derivative products.

   The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the junior subordinated debt securities of a particular series.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of Lyondell Chemical Company currently consists of 250,000,000 shares of common stock, par value $1.00 per share, and 80,000,000 shares of preferred stock, par value $.01 per share. The following summary description of our capital stock is qualified in its entirety by reference to our certificate of incorporation, and our by-laws, each as amended, copies of which have been filed as exhibits to Lyondell's Annual Report on Form 10-K. You should read our certificate of incorporation and by-laws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you.

Common Stock

   We are currently authorized to issue 250,000,000 shares of common stock, of which 117,564,920 shares of common stock were outstanding at March 31, 2002.

   Holders of our common stock are entitled:

  . to receive any dividends as may from time to time be declared by our board of directors;

  . to one vote per share on all matters on which the holders of our common stock are entitled to vote;

  . to act by written consent in lieu of voting at a meeting of the holders of our common stock; and

  . to share ratably in all of our assets available for distribution to the holders of our common stock, in the event of our liquidation, dissolution or winding up.

   The holders of a majority of the shares of common stock represented at a meeting can elect all of the directors.

   Shares of our common stock are not liable to further calls or assessments by us for any of our liabilities that may be imposed on the holders of our common stock under the laws of the State of Delaware, the state of our incorporation. There are no preemptive rights for our common stock in our certificate of incorporation.

   The transfer agent, registrar and dividend disbursing agent for our common stock is the American Stock Transfer & Trust Company.

Preferred Stock

   We are currently authorized to issue up to 80,000,000 shares of preferred stock, $.01 par value per share. Our board of directors will specify the precise characteristics of the preferred stock to be issued, in light of current market conditions and the nature of specific transactions, and is not required to solicit further authorization from the holders of our common stock for any specific issue of preferred stock.

   Our board of directors has adopted a policy providing that no future issuance of preferred stock will be effected without the approval of the holders of our common stock unless our board of directors (whose decision shall be conclusive) determines in good faith:

  . that the issuance is primarily for the purpose of facilitating a financing, an acquisition or another proper corporate objective or transaction; and

  . that any anti-takeover effects of the issuance are not our primary purpose for effecting such issuance.

   Our board of directors will not amend or revoke this policy without giving written notice to the holders of all outstanding shares of our stock. However, no such amendment or revocation will be effective, without the approval of the holders of our common stock, to permit a subsequent issuance of preferred stock for the primary purpose of obstructing a takeover of Lyondell by any person who has, prior to such written notice to stockholders, notified the board of directors of its desire to pursue a takeover of Lyondell.

   The prospectus supplement will describe the terms of any preferred stock we offer, including without limitation the specific designation, number of shares, liquidation preference, maturity (if any), redemption or repurchase provisions, dividend rates and payment dates, voting rights, whether convertible or exchangeable into other securities and any other rights, preferences, privileges, limitations, and restrictions.

Rights to Purchase Common Stock

   On December 8, 1995, our board of directors declared a dividend of one right for each outstanding share of our common stock, par value $1.00 per share, to the holders of our common stock of record at the close of business on December 20, 1995. Each right entitles the registered holder to purchase from us one share of our common stock at a purchase price of $80.00 per share of common stock, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of December 8, 1995 as it may from time to time be supplemented or amended between Lyondell and The Bank of New York, as Rights Agent.

   Initially, the rights will be attached to all certificates representing outstanding shares of common stock, and no separate certificates for the rights will be distributed. The rights will separate from our common stock and a "distribution date" will occur, with certain exceptions, upon the earlier of:

  . ten days following a public announcement of the existence of an "Acquiring Person"; or

  . ten business days following the commencement of a tender offer or an exchange offer that would result in a person becoming an Acquiring Person.

   An "Acquiring Person" is any person or group of affiliated or associated persons that has acquired or obtained the right to acquire beneficial ownership of 15 percent or more of the outstanding shares of our common stock, except that ARCO will not be or become an Acquiring Person unless and until such time as ARCO or any person affiliated or associated with ARCO acquires or becomes the beneficial owner of (or ARCO becomes affiliated or associated with any person who, collectively with ARCO, is the beneficial owner of) more than the lesser of:

  . 1,000,000 shares of our common stock in addition to those ARCO beneficially owned as of December 8, 1995 (or in addition to any lesser number of shares ARCO beneficially owns from time to time thereafter); or

  . one share less than 50 percent of the shares of our common stock outstanding at any time.

   In certain circumstances prior to the time a person has become an Acquiring Person, the distribution date may be deferred by our board of directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of a sufficient amount of our common stock. Until the distribution date:

  . the rights will be evidenced by the common stock certificates (together with this summary of the rights or bearing the notation referred to below) and will be transferred with and only with such common stock certificates;

  . new common stock certificates issued after December 20, 1995 will contain a notation incorporating the rights agreement by reference; and

  . the surrender for transfer of any certificate for our common stock (with or without a copy of this summary of the rights) will also constitute the transfer of the rights associated with the common stock represented by such certificate.

The rights are not exercisable until the distribution date and will expire at the close of business on December 8, 2005, unless earlier redeemed or exchanged by us as described below.

   In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or an exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of our independent directors determines to be fair to and otherwise in the best interests of us and our stockholders (a "Permitted Offer")), each holder of a right will thereafter have the right to receive, upon exercise of such Right, a number of shares of our common stock (or, in certain circumstances, cash, property or other securities of Lyondell) having a current market price (as defined in the rights agreement) equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by or transferred to such Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the rights agreement.

   In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50 percent or more of our assets or earning power is sold or transferred, each holder of a right (except rights owned by such Acquiring Person or certain related parties) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

   At any time until the time a person becomes an Acquiring Person, we may redeem the rights in whole, but not in part, at a price of $.0005 per right, payable, at our option, in cash, shares of our common stock or such other consideration as the board of directors may determine. At any time after the occurrence of a Flip-In Event and prior to the occurrence of a Flip-Over Event or a person becoming the beneficial owner of 50 percent or more of the shares of our common stock then outstanding, we may exchange the rights (other than rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, and/or other equity securities deemed to have the same value as one share of our common stock, per right, subject to adjustment.

   Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Lyondell, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock (or other consideration) or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

   The purchase price payable, and the number of shares of our common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock, (ii) if holders of our common stock are granted certain rights or warrants to subscribe for our common stock or securities convertible into our common stock at less than the current market price of our common stock or (iii) upon the distribution to holders of our common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

   Other than the redemption price, any of the provisions of the rights agreement may be amended by our board of directors as long as the rights are redeemable. Thereafter, the provisions of the rights agreement (other than the redemption price) may be amended by the board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to lengthen the time period governing redemption or amendment shall be made at such time as the rights are not redeemable.

   The rights have certain antitakeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors at a time when the rights are redeemable.

   A copy of the rights agreement has been filed as an exhibit to our Annual Report on Form 10-K. This summary description of the rights is qualified in its entirety by reference thereto.

Voting Rights

   Each holder of shares of our common stock, except where otherwise provided by law or our certificate of incorporation, is entitled to one vote, in person or by proxy, for each share of common stock standing in his, her or its name on our books. Our common stock does not have cumulative voting rights. Holders of any of our preferred stock, if any, will be entitled to vote upon the election of directors or upon any questions affecting us only if and to the extent that the holders of any series of our preferred stock are granted voting rights fixed for such series by our board of directors in the resolution creating such series.

Delaware Section 203

   We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of Delaware. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15 percent or more of our outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the time that person becomes an interested stockholder unless (i) before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85 percent of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of Lyondell and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer) or (iii) at the time of or subsequent to the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

   Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving Lyondell and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors.

Limitation on Directors' Liability

   Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Our certificate of incorporation limits the liability of our directors to us or the holders of our common stock to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for the following liabilities:

  . for any breach of the director's duty of loyalty to us or the holders of our common stock;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware; or

  . for any transaction from which the director derived an improper personal benefit.

   The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and the holders of our common stock.

Provisions of Lyondell's By-Laws

   Certain provisions of our by-laws establish time periods during which appropriate stockholder proposals must be delivered to us for consideration at special and annual meetings called by us. Our by-laws provide, among other things, that stockholders making nominations for our board of directors at, or bringing other business before, an annual or a special meeting of stockholders must provide timely written notice to us thereof, timely notice being required to be no later than 90 days in advance of meeting. However, if the date of the meeting was not publicly announced by a mailing to stockholders, in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a filing with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to our board of directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced.

Limitation on Changes in Control

   The rights and rights agreement, certain provisions of our by-laws and the provisions of Section 203 of the General Corporation Law of Delaware could have the effect of delaying, deferring or preventing a change in control of Lyondell. This could be the case, notwithstanding that a majority of the stockholders might benefit from such a change in control or offer.

               MARKET FOR COMMON STOCK AND COMMON STOCK DIVIDENDS

   Our common stock is listed on the New York Stock Exchange under the symbol "LYO." The reported high and low sales prices of our common stock on the New York Stock Exchange (New York Stock Exchange Composite Tape) for each quarter from January 1, 2000 through March 31, 2002, inclusive, were as set forth below.

                               Period                              High    Low
                               ------                             ------ -------
   2000:
     First Quarter............................................... 14.875  8.4375
     Second Quarter.............................................. 19.500 13.5000
     Third Quarter............................................... 17.750 11.0000
     Fourth Quarter.............................................. 16.750 11.3125
   2001:
     First Quarter............................................... 17.950  12.625
     Second Quarter.............................................. 17.650  13.940
     Third Quarter............................................... 15.400   9.450
     Fourth Quarter.............................................. 15.930  10.900
   2002:
     First Quarter (through March 31, 2002)...................... 17.590  12.070
     Second Quarter (through May 14, 2002)....................... 17.140  14.180

   During the last two years, Lyondell has declared $.225 per share quarterly cash dividends (which were paid in the subsequent quarter). On May 2, 2002, our Board of Directors declared a dividend of $.225 per share for the second quarter of 2002, payable June 17, 2002. The declaration and payment of dividends is at the discretion of our board of directors. The future declaration and payment of dividends and the amount of the dividend will be dependent upon Lyondell's results of operations, financial condition, cash position and requirements, investment opportunities, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Subject to these considerations and to the legal considerations discussed in the following paragraph, we currently intend to distribute to our holders of common stock cash dividends on our common stock at a quarterly rate of $.225 per share. During 2001, we paid $106 million in dividends. During the first quarter of 2002, we paid $26 million in dividends.

   Lyondell's credit facilities and indentures limit Lyondell's ability to pay dividends under certain circumstances. In addition, pursuant to a settlement agreement entered into with the Pension Benefit Guaranty Corporation in 1998, Lyondell may not pay extraordinary dividends (as defined by regulations under the Employee Retirement Income Security Act of 1974, as amended) without providing a letter of credit meeting certain specified requirements. In February 2002, Lyondell provided a letter of credit meeting these requirements.

     DESCRIPTION OF STOCK PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

   We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of securities purchase units consisting of a stock purchase contract and either (i) trust preferred securities or (ii) debt obligations of third parties, including U.S. Treasury securities, which will secure the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the securities purchase units or vice versa and such payments may be unsecured or prefunded on some basis.

   The prospectus supplement will describe the terms of any stock purchase contracts or securities purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or securities purchase units. Material United States federal income tax considerations applicable to the securities purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

   We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

  .  the terms of the offering;

  . the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

  .  the name or names of any managing underwriter or underwriters;

  .  the purchase price of the securities from us;

  .  the net proceeds to us from the sale of the securities;

  .  any delayed delivery arrangements;

  . any underwriting discounts, commissions and other items constituting underwriters' compensation;

  .  any initial public offering price;

  .  any discounts or concessions allowed or reallowed or paid to dealers;
     and

  .  any commissions paid to agents.

Sale through Underwriters or Dealers

   If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market as may be further described in any prospectus supplement. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

   If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

   We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

   If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

                              GENERAL INFORMATION

   We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

   Except as set forth in the applicable prospectus supplement, Baker Botts L.L.P., Houston, Texas, will issue an opinion about the legality of any junior subordinated debt securities, common stock or guarantees we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel. Certain matters of Delaware law relating to the validity of the trust securities, the enforceability of the applicable declaration of trust and the formation of the Lyondell Trusts will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Lyondell Trusts and Lyondell.

                                    EXPERTS

   The consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference to the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov, and our electronic SEC filings are also available from our web site at www.lyondell.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement we have filed with the SEC relating to the securities. This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its Web site.

   The SEC allows us to incorporate by reference the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

  .  our annual report on Form 10-K for the year ended December 31, 2001;

  .  our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

  .  our current report on Form 8-K filed on January 11, 2002;

  . the description of the common stock, par value $1.00 per share, of Lyondell contained in Lyondell's registration statement on Form 8-A dated December 16, 1988, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

  . the description of the rights to purchase common stock contained in Lyondell's registration statement on Form 8-A dated December 12, 1995, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description.

   We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

   Lyondell Chemical Company
   1221 McKinney Street, Suite 700
   Houston, Texas 77010
   Attention: Investor Relations
   Telephone: (713) 652-7200

   You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide information other than that provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on its cover page or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as we describe above for updated information.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth expenses payable by Lyondell Chemical Company (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee............................................ $      0
      NASD fee........................................................        0
      Printing expenses...............................................   10,000
      Legal fees and expenses.........................................   65,000
      Accounting fees and expenses....................................   25,000
      Fees and expenses of trustee and counsel........................   20,000
      Fees and expenses of transfer agent.............................   10,000
      Rating agency fees..............................................   65,000
      Miscellaneous expenses..........................................   25,000
                                                                       --------
        Total......................................................... $220,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

By-Law Provisions

   The Company's by-laws provide that the Company will indemnify each of its officers and directors to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Article V of the by-laws reads as follows:

     (a) Indemnification of Officers and Directors. The Company shall indemnify the officers and directors of the Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder.

     (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

     (c) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     (d) Indemnity Agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors, its elected officers and with such other persons as the Board may designate, the form of such indemnity agreements to be approved by a majority of the Board of Directors then in office.

     (e) Indemnification of Employees and Agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to payment by the Company of the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Article V.

Corporate Resolutions

 ARCO Chemical Technology, Inc.

   ARCO Chemical Technology, Inc. adopted resolutions in November 2001 that include provisions for the indemnification of its officers and directors.
Article V of the resolutions reads as follows:

   RESOLVED, that the Board of Directors hereby establishes a procedure for granting rights of indemnification to any director, officer, employee or agent of the Company and its subsidiaries by authorizing, empowering and directing the Vice President and Deputy General Counsel of Lyondell Chemical Company to receive, consider and approve or disapprove, as the circumstances warrant, requests for indemnification or advancement of related expenses from such persons to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware and to determine the terms and conditions for the payment of such indemnification and the advancement of such expenses.

 Lyondell Chemical Nederland, Ltd.

   Lyondell Chemical Nederland, Ltd. adopted resolutions in April 2001 that include provisions for the indemnification of its officers and directors.
Article IV of the resolutions reads as follows:

   RESOLVED, that the Board of Directors hereby establishes a procedure for granting rights of indemnification to any director, officer, employee or agent of the Company and its subsidiaries by authorizing, empowering and directing the Vice President and Deputy General Counsel of Lyondell Chemical Company to receive, consider and approve or disapprove, as the circumstances warrant, requests for indemnification or advancement of related expenses from such persons to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware and to determine the terms and conditions for the payment of such indemnification and the advancement of such expenses.


Delaware General Corporation Law Provisions

   Section 145 of the General Corporation Law of the State of Delaware provides:

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers and other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Certificate of Incorporation Provisions

   The Company's certificate of incorporation limits the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. Article VII of the certificate of incorporation provides as follows:

   To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of not less than 66 2/3 percent of all votes entitled to be cast by the holders of stock of the Company shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation's certificate of incorporation may contain the following:

      (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
  (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Item 16. Exhibits.*

 Exhibit
   No.    Description of Exhibit
 -------  ----------------------
     *1.1 Form of Underwriting Agreement.
     *4.1 Form of Senior Secured Debt Securities Indenture of the Company.
     *4.2 Form of Senior Unsecured Debt Securities Indenture of the Company.
     *4.3 Form of Senior Subordinated Debt Securities Indenture of the Company.
     *4.4 Form of Junior Subordinated Debt Securities Indenture of the Company.
     *4.5 Form of Subordinated Debt Trust Securities Indenture.
 ***4.6.1 Declaration of Trust of Lyondell Trust I (filed as an exhibit to the
          Company's Registration Statement on Form S-3 dated July 31, 1998 and incorporated herein by reference).
 ***4.6.2 Declaration of Trust of Lyondell Trust II (filed as an exhibit to the
          Company's Amendment No. 1 to its Registration Statement on Form S-3
          dated April 2, 1999 and incorporated herein by reference).
 ***4.6.3 Declaration of Trust of Lyondell Trust III (filed as an exhibit to the Company's Amendment No. 1 to its Registration Statement on Form
          S-3 dated April 2, 1999 and incorporated herein by reference).
   *4.7.1 Amendment No. 1 to the Declaration of Trust of Lyondell Trust I.
   *4.7.2 Amendment No. 1 to the Declaration of Trust of Lyondell Trust II.
   *4.7.3 Amendment No. 1 to the Declaration of Trust of Lyondell Trust III.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.1 I.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.2 II.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.3 III.
   *4.9.1 Amended and Restated Certificate of Trust of Lyondell Trust I.
   *4.9.2 Amended and Restated Certificate of Trust of Lyondell Trust II.
   *4.9.3 Amended and Restated Certificate of Trust of Lyondell Trust III.
          Form of Preferred Security (included in Exhibits 4.8.1, 4.8.2 and
    *4.10 4.8.3).
    *4.11 Form of Subordinated Debt Trust Security.
          Form of Preferred Securities Guarantee with respect to Preferred
    *4.12 Securities.
    *4.13 Form of Senior Secured Debt Security.

 Exhibit
   No.    Description of Exhibit
 -------  ----------------------
    *4.14 Form of Senior Unsecured Debt Security.
    *4.15 Form of Senior Subordinated Debt Security.
    *4.16 Form of Junior Subordinated Debt Security.
    *4.17 Form of Warrant Agreement.
    *4.18 Form of Warrant Certificate.
    *4.19 Form of Stock Purchase Contract.
    *4.20 Form of Security Purchase Unit.
  ***4.21 Amended and Restated Certificate of Incorporation of the Company
          (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference
          (Commission File Number 001-10145)).
  ***4.22 Certificate of Ownership and Merger dated July 31, 1998 of the
          Company (filed as an exhibit to the Company's Annual Report on Form
          10-K for the year ended December 31, 1999 and incorporated herein by reference).
  ***4.23 Amended and Restated By-Laws of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December
          31, 2001 and incorporated herein by reference).
     *5.1 Opinion of Baker Botts L.L.P.
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.1 I.
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.2 II.
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.3 III.
          Opinion of counsel to the Company as to certain tax matters relative
       *8 to the Securities offered hereby.
   **12.1 Statement re Computation of Ratios.
   **23.1 Consent of PricewaterhouseCoopers LLP.
    *23.2 Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
          Consent of Richards, Layton & Finger, P.A. (included in Exhibits
    *23.3 5.2.1, 5.2.2 and 5.2.3).
   **24.1 Powers of Attorney for the Company.
 **24.2.1 Powers of Attorney for Lyondell Chemical Nederland, Ltd.
 **24.2.2 Powers of Attorney for ARCO Chemical Technology, Inc.
 **24.2.3 Powers of Attorney for ARCO Chemical Technology, L.P.
  *24.3.1 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust I (included in
          Exhibit 4.6.1).
  *24.3.2 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust II (included in
          Exhibit 4.6.2).
  *24.3.3 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust III (included in
          Exhibit 4.6.3).
    *25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Secured Debt Securities
          Indenture.

    *25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Debt Securities
          Indenture.

    *25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Debt Securities
          Indenture.
    *25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Debt Securities
          Indenture.

 Exhibit
   No.   Description of Exhibit
 ------- ----------------------
   *25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under (i) the Subordinated Debt Trust
         Securities Indenture, (ii) the Preferred Securities Guarantee of the
         Company with respect to the Preferred Securities of Lyondell Trust I,
         (iii) the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Lyondell Trust II and (iv) the
         Preferred Securities Guarantee of the Company with respect to the
         Preferred Securities of Lyondell Trust III.
 *25.6.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of
         Trust of Lyondell Trust I.
 *25.6.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of
         Trust of Lyondell Trust II.
 *25.6.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of
         Trust of Lyondell Trust III.

--------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) any indenture relating to securities offered hereby, (iii) the instruments setting forth the terms of any debt securities (whether secured or unsecured or senior or subordinated), preferred stock, guarantee, warrant, stock purchase contract, security purchase unit, and trust preferred security,
   (iv) any required opinion of counsel to the Company or Lyondell Trust I, Lyondell Trust II or Lyondell Trust III or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.
** Filed herewith.
*** Incorporated by reference.

Item 17. Undertakings.

    (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under any indenture relating to the debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 15, 2002.

                                          Lyondell Chemical Company

                                                    /s/ Dan F. Smith
                                          By: _________________________________
                                                        Dan F. Smith
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2002.

              Signature                                   Title
              ---------                                   -----

                 *                     Chairman of the Board
______________________________________
          William T. Butler

         /s/ Dan F. Smith              President, Chief Executive Officer and
______________________________________  Director (Principal Executive Officer)
             Dan F. Smith

                 *                     Director
______________________________________
          Carol A. Anderson

                 *                     Director
______________________________________
             Travis Engen

                 *                     Director
______________________________________
      Stephen F. Hinchliffe, Jr.

                 *                     Director
______________________________________
            David J. Lesar

                 *                     Director
______________________________________
          Dudley C. Mecum II

                 *                     Director
______________________________________
          William R. Spivey

      /s/ Robert T. Blakely            Executive Vice President and Chief
______________________________________  Financial Officer (Principal Financial
          Robert T. Blakely             Officer)

       /s/ Charles L. Hall             Vice President and Controller
______________________________________  (Principal Accounting Officer)
           Charles L. Hall

       /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin
          (Attorney-in-Fact)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Chemical Nederland, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 15, 2002.

                                          Lyondell Chemical Nederland, Ltd.

                                                    /s/ Morris Gelb
                                          By: _________________________________
                                                        Morris Gelb
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2002.

              Signature                                   Title
              ---------                                   -----

         /s/ Morris Gelb               President and Director (Principal Executive
______________________________________  Officer)
             Morris Gelb

      /s/ Robert T. Blakely            Director
______________________________________
          Robert T. Blakely

       /s/ T. Kevin DeNicola           Director
______________________________________
          T. Kevin DeNicola

      /s/ Karen A. Twitchell           Vice President and Treasurer
______________________________________  (Principal Financial Officer and
          Karen A. Twitchell            Principal Accounting Officer)

       /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ARCO Chemical Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on May 15, 2002.

                                          ARCO Chemical Technology, Inc.

                                                 /s/ Francis P. McGrail
                                          By: _________________________________
                                                     Francis P. McGrail
                                                  President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2002.

              Signature                                   Title
              ---------                                   -----

      /s/ Francis P. McGrail           President and Director (Principal Executive
______________________________________  Officer, Principal Financial Officer and
          Francis P. McGrail            Principal Accounting Officer)

                 *                     Director
______________________________________
               Eva Chu

                 *                     Director
______________________________________
           Laura C. Fulton

                 *                     Director
______________________________________
           Charles L. Hall

                 *                     Director
______________________________________
          David J. Prilutski

       /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, ARCO Chemical Technology, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, the State of Delaware, on May 15, 2002.

                                          ARCO Chemical Technology, L.P.

                                          By: ARCO Chemical Technology
                                             Management, Inc., its general
                                              partner

                                                 /s/ Francis P. McGrail
                                          By: _________________________________
                                                     Francis P. McGrail
                                                  President and Treasurer,
                                                  ARCO Chemical Technology
                                                      Management, Inc.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2002.

              Signature                                   Title
              ---------                                   -----

      /s/ Francis P. McGrail           President, Treasurer and Director, ARCO
______________________________________  Chemical Technology Management, Inc.
          Francis P. McGrail            (Principal Executive Officer, Principal
                                        Financial Officer and Principal Accounting
                                        Officer of ARCO Chemical Technology
                                        Management, Inc.)

                 *                     Director, ARCO Chemical Technology
______________________________________  Management, Inc.
               Eva Chu

                 *                     Director, ARCO Chemical Technology
______________________________________  Management, Inc.
           Laura C. Fulton

                 *                     Director, ARCO Chemical Technology
______________________________________  Management, Inc.
           Charles L. Hall

                 *                     Director, ARCO Chemical Technology
______________________________________  Management, Inc.
          David J. Prilutski

       /s/ Kerry A. Galvin
*By: _________________________________
           Kerry A. Galvin,
         as Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2002.

                                          Lyondell Trust I

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                          By: /s/ Kerry A. Galvin
                                             ----------------------------------
                                          Name: Kerry A. Galvin
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2002.

                                          Lyondell Trust II

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                          By: /s/ Kerry A. Galvin
                                              ---------------------------------
                                          Name: Kerry A. Galvin
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Lyondell Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2002.

                                          Lyondell Trust III

                                          By: Lyondell Chemical Company, as
                                           Sponsor

                                          By: /s/ Kerry A. Galvin
                                              ---------------------------------
                                          Name: Kerry A. Galvin
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                                 EXHIBIT INDEX

 Exhibit
   No.    Description of Exhibit
 -------  ----------------------
     *1.1 Form of Underwriting Agreement.
     *4.1 Form of Senior Secured Debt Securities Indenture of the Company.
     *4.2 Form of Senior Unsecured Debt Securities Indenture of the Company.
     *4.3 Form of Senior Subordinated Debt Securities Indenture of the Company.
     *4.4 Form of Junior Subordinated Debt Securities Indenture of the Company.
     *4.5 Form of Subordinated Debt Trust Securities Indenture.
 ***4.6.1 Declaration of Trust of Lyondell Trust I (filed as an exhibit to the
          Company's Registration Statement on Form S-3 dated July 31, 1998 and incorporated herein by reference).
 ***4.6.2 Declaration of Trust of Lyondell Trust II (filed as an exhibit to the
          Company's Amendment No. 1 to its Registration Statement on Form S-3
          dated April 2, 1999 and incorporated herein by reference).
 ***4.6.3 Declaration of Trust of Lyondell Trust III (filed as an exhibit to the Company's Amendment No. 1 to its Registration Statement on Form
          S-3 dated April 2, 1999 and incorporated herein by reference).
   *4.7.1 Amendment No. 1 to the Declaration of Trust of Lyondell Trust I.
   *4.7.2 Amendment No. 1 to the Declaration of Trust of Lyondell Trust II.
   *4.7.3 Amendment No. 1 to the Declaration of Trust of Lyondell Trust III.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.1 I.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.2 II.
          Form of Amended and Restated Declaration of Trust of Lyondell Trust
   *4.8.3 III.
   *4.9.1 Amended and Restated Certificate of Trust of Lyondell Trust I.
   *4.9.2 Amended and Restated Certificate of Trust of Lyondell Trust II.
   *4.9.3 Amended and Restated Certificate of Trust of Lyondell Trust III.
          Form of Preferred Security (included in Exhibits 4.8.1, 4.8.2 and
    *4.10 4.8.3).
    *4.11 Form of Subordinated Debt Trust Security.
    *4.12 Form of Preferred Securities Guarantee with respect to Preferred
          Securities.
    *4.13 Form of Senior Secured Debt Security.
    *4.14 Form of Senior Unsecured Debt Security.
    *4.15 Form of Senior Subordinated Debt Security.
    *4.16 Form of Junior Subordinated Debt Security.
    *4.17 Form of Warrant Agreement.
    *4.18 Form of Warrant Certificate.
    *4.19 Form of Stock Purchase Contract.
    *4.20 Form of Security Purchase Unit.
  ***4.21 Amended and Restated Certificate of Incorporation of the Company
          (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference
          (Commission File Number 001-10145)).
  ***4.22 Certificate of Ownership and Merger dated July 31, 1998 of the
          Company (filed as an exhibit to the Company's Annual Report on Form
          10-K for the year ended December 31, 1999 and incorporated herein by reference).
  ***4.23 Amended and Restated By-Laws of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December
          31, 2001 and incorporated herein by reference).
     *5.1 Opinion of Baker Botts L.L.P.

 Exhibit
   No.    Description of Exhibit
 -------  ----------------------
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.1 I.
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.2 II.
          Opinion of Richards, Layton & Finger, P.A. relating to Lyondell Trust
   *5.2.3 III.
          Opinion of counsel to the Company as to certain tax matters relative
       *8 to the Securities offered hereby.
   **12.1 Statement re Computation of Ratios.
   **23.1 Consent of PricewaterhouseCoopers LLP.
    *23.2 Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
          Consent of Richards, Layton & Finger, P.A. (included in Exhibits
    *23.3 5.2.1, 5.2.2 and 5.2.3).
   **24.1 Powers of Attorney for the Company.
 **24.2.1 Powers of Attorney for Lyondell Chemical Nederland, Ltd.
 **24.2.2 Powers of Attorney for ARCO Chemical Technology, Inc.
 **24.2.3 Powers of Attorney for ARCO Chemical Technology, L.P.
  *24.3.1 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust I (included in
          Exhibit 4.6.1).
  *24.3.2 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust II (included in
          Exhibit 4.6.2).
  *24.3.3 Powers of Attorney for the Company as sponsor, to sign the
          Registration Statement on behalf of Lyondell Trust III (included in
          Exhibit 4.6.3).
    *25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Secured Debt Securities
          Indenture.

    *25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Debt Securities
          Indenture.

    *25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Debt Securities
          Indenture.
    *25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Debt Securities
          Indenture.
    *25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under (i) the Subordinated Debt Trust
          Securities Indenture, (ii) the Preferred Securities Guarantee of the
          Company with respect to the Preferred Securities of Lyondell Trust I,
          (iii) the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Lyondell Trust II and (iv) the
          Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Lyondell Trust III.
  *25.6.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of Lyondell Trust I.
  *25.6.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of Lyondell Trust II.
  *25.6.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of Lyondell Trust III.

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*  The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) any indenture relating to securities offered hereby, (iii) the instruments setting forth the terms of any debt securities (whether secured or unsecured or senior or subordinated), preferred stock, guarantee, warrant, stock purchase contract, security purchase unit, and trust preferred security,
   (iv) any required opinion of counsel to the Company or Lyondell Trust I, Lyondell Trust II or Lyondell Trust III or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.
** Filed herewith.
*** Incorporated by reference.